Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

among

VELOCITY FINANCIAL, INC.

and

THE PURCHASERS PARTY HERETO

April 5, 2020

SCHEDULE A – Purchaser Allocations of Purchased Preferred Stock and Purchased Warrants
SCHEDULE B – Purchaser Ownership of Common Stock

EXHIBIT A – Form of Registration Rights Agreement	A-1
EXHIBIT B – Form of Certificate of Designation for the Series A Convertible Preferred Stock	B-1
EXHIBIT C – Form of Warrant	C-1
EXHIBIT D – Purchase Price Allocation	D-1

SCHEDULE 2.04(d)

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of April 5, 2020 (this “Agreement”), is entered into by and among VELOCITY FINANCIAL, INC., a Delaware corporation (the “Company”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Purchased Securities (as defined below), in accordance with the provisions of this Agreement;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, each of the Purchasers are entering into voting and support agreements with the Company (the “Voting Agreements”), pursuant to which, upon the terms and subject to the conditions thereof, each such holder has agreed, among other things, to vote the Common Stock (as defined below) currently held by such Purchaser in favor of the Stockholder Approval (as defined below); and

WHEREAS, in connection with the issuance of the Purchased Securities pursuant to this Agreement, the Company and the Purchasers will enter into a Registration Rights Agreement, pursuant to which the Company will provide the Purchasers with certain registration rights.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Company Entities, on the one hand, and any Purchaser or its Affiliate, on the other, shall not be considered Affiliates, (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser and (c) none of the TOBI Purchasers and their Affiliates shall be considered an Affiliate of any of the Snow Phipps Purchasers and their Affiliates and vice versa.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Allocated Purchase Price” on Schedule A hereto.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

“Certificate of Designation” has the meaning specified in Section 2.04(c).

“Change of Control” has the meaning set forth in the Certificate of Designation.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Entities” means, collectively, the Company and the Company’s Subsidiaries.

“Company SEC Documents” means the Company’s forms, registration statements, reports, schedules and statements or other document (including exhibits) filed with, or furnished to, the Commission and publicly available after January 16, 2020 and prior to the date hereof.

“Company Stockholder Meeting” has the meaning specified in Section 5.07.

“Consent” has the meaning specified in Section 3.06.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, in each case that is legally binding, whether written or oral.

“Credit Agreement” means the Credit Agreement among Velocity Financial, LLC, Velocity Commercial Capital, LLC, Velocity Commercial Resources, LLC, the lenders party thereto and Owl Rock Capital Corporation, dated as of August 29, 2019, and amended as of October 15, 2019 and as of February 5, 2020.

“DGCL” means the Delaware General Corporation Law, as may be amended or revised from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Law” means collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), security interest, security agreement, or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means a change, event, circumstance, effect, condition, occurrence or development (each an “Effect”), which, individually or together with any other Effect or Effects, has had or would reasonably be expected to have (A) a material adverse effect on, the operations, business, properties, assets, or financial condition of the Company Entities, taken as a whole or (B) the ability of the Company Entities to consummate the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that any Effect to the extent resulting from, relating to or arising out of any of the following shall not be taken into account in determining whether a “Material Adverse Effect” has occurred for purposes of clause (A) of the definition hereof: (1) the execution or delivery of this Agreement, the identity of the Purchasers or the announcement of the transactions contemplated by this Agreement or the satisfaction of the obligations set forth herein, (2) a general deterioration in the industry in which the Company operates, (3) general economic conditions (including changes in the economy, credit, securities or financial or capital markets, in the United States or elsewhere in the world, including changes in interest, credit availability and liquidity or exchange rates), (4) changes in the political, regulatory or business conditions, in the United States or elsewhere in the world, (5) any change in the credit ratings of the Company or its Subsidiaries (including credit ratings of the securitization securities issued by the Company’s Subsidiaries), (6) any change in market price or trading volume of the capital stock or other securities of the Company (provided that the underlying causes of such changes may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by the exceptions set forth in this proviso), (7) any change, event, occurrence or effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, military actions, cyber-attacks, expropriation, nationalization or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other natural disaster, changes in weather conditions, epidemic, plague, pandemic (including COVID-19) or any other outbreak of illness or other public health event or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, (8) any failure by the Company and its Subsidiaries to meet any internal or public plans, projections or forecasts or estimates of revenues or earnings or other financial, operating or performance metrics for any period; provided that the exception in this clause (8) shall not prevent or otherwise affect a determination that any change, event, occurrence or effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect, (9) the availability or cost of financing, whether debt, equity or otherwise, to the Purchasers or (10) any change or proposed change in accounting requirements or principles imposed upon any Company Entity or their respective businesses or any change or proposed change in applicable Law, or the interpretation thereof; provided that in the cases of clauses (2), (3), (4), (7) or (10), any such change to the extent that it disproportionately and adversely affects the Company Entities, taken as a whole, relative to other similarly situated participants in the industries in which the Company Entities operate, in which case such change may be taken into account to the extent of such disproportionate effect in determining whether a “Material Adverse Effect” has occurred.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and, in the case of each of (i)-(iii) any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its incorporation, formation or organization, or (b) with respect to entities incorporated in any non-U.S. jurisdiction, equivalent or comparable constitutive documents.

“Outside Date” has the meaning specified in Section 6.01(c).

“Permitted Transferee” means with respect to a Purchaser: (a) any Affiliate of such Purchaser and (b) with respect to any Purchaser that is an investment fund or a vehicle of an investment fund (or investment funds), any other investment fund or vehicle of which such Purchaser or an Affiliate thereof serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Series A Convertible Preferred Stock, Warrants or Underlying Shares) and in which such Purchaser or Affiliate thereof retains sole voting and dispositive power; provided, that a portfolio company of a Purchaser or its Affiliates shall not be a Permitted Transferee.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Proxy Statement” has the meaning specified in Section 5.07.

“Purchased Preferred Stock” means, with respect to each Purchaser, the number of shares of Series A Convertible Preferred Stock as set forth opposite such Purchaser’s name on Schedule A hereto.

“Purchased Securities” means the Purchased Preferred Stock and the Purchased Warrants, collectively.

“Purchased Warrants” means, with respect to each Purchaser, the number of Warrants as set forth opposite such Purchaser’s name on Schedule A hereto.

“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between the Company and the Purchasers, substantially in the form attached hereto as Exhibit A.

“Representatives” means, with respect to a specified Person, the Purchasers, Affiliates, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock having the terms set forth in the Certificate of Designation.

“Stockholder Approval” has the meaning specified in Section 5.07.

“Snow Phipps Purchasers” means the Purchasers under the heading “Snow Phipps Purchaser(s)” on Schedule A hereto.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (b) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the sole or managing member or manager thereof; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Stockholders Agreement” means the Stockholders Agreement, dated as of January 17, 2020, by and among (i) the Company, (ii) Snow Phipps Group AIV L.P., Snow Phipps Group AIV (Offshore) L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P. and Snow, Phipps Group (RPV), L.P.; (iii) TOBI III SPE I LLC and (iv) Christopher D. Farrar, as amended, supplemented or restated from time to time.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TOBI Purchasers” means the Purchasers under the heading “TOBI Purchaser(s)” on Schedule A hereto.

“Transaction Litigation” means any actions, suits, proceedings, claims or disputes or other litigation brought by a stockholder of the Company (a “Stockholder”) or former Stockholder that is (1) related to this Agreement or the transactions contemplated by this Agreement, or (2) for breach of fiduciary duties owed by any officer, director or shareholder of the Company Entities or to such Stockholder and resulting from actions taken (or omitted to be taken) prior to or in connection with the consummation of the Closing and the other transactions contemplated by this Agreement.

“Transfer” or “Transferred” means any direct or indirect transfer, sale, gift, assignment, exchange, mortgage, pledge, hypothecation, encumbrance or any other disposition (whether voluntary or involuntary or by operation of law) of any Series A Convertible Preferred Stock, Warrants or Underlying Shares (or any interest (pecuniary or otherwise) therein or rights thereto) beneficially owned by a Person. In the event that any Purchaser that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person or group of Persons controlling such Purchaser or any Permitted Transferee or Permitted Transferees of such Person or group of Persons, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. For the avoidance of doubt, any direct or indirect transfer, sale, assignment, exchange or any other disposition by a partner, member or other equity holder of a Stockholder to another

Person, of any partnership or membership interest or other equity security of such Stockholder that does not result in the Person or group of Persons controlling such Stockholder or a Permitted Transferee or Permitted Transferees of such Person or group of Persons to cease to control such Stockholder, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. For purposes of this definition, as of the date hereof, the Snow Phipps Purchasers shall be deemed to be controlled by an Affiliate of Snow Phipps Group, LLC and the TOBI Purchasers shall be deemed to be controlled by an Affiliate of LVS III Holding LP.

“Total Purchase Price” means the aggregate amount of all Purchasers’ respective Allocated Purchase Prices.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Voting Agreements, the Certificate of Designation, the Warrants and any and all other agreements or instruments executed and delivered to the Purchasers by the Company hereunder or thereunder, as applicable.

“Underlying Preferred Shares” has the meaning set forth in Section 3.02(d).

“Underlying Shares” has the meaning set forth in Section 3.02(d).

“Warehouse Facility Agreements” means (a) the Amended and Restated Master Purchase Agreement, between Velocity Commercial Capital, LLC and Barclays Bank PLC, dated as of July 13, 2018, as amended and (b) Master Repurchase Agreement, between Velocity Commercial Capital, LLC and Citibank, N.A., dated May 17, 2013, as amended.

“Warrants” shall mean the warrants, as evidenced by certificates substantially in the form attached as Exhibit C, with such changes thereto as may be consented to by the parties hereto prior to the Closing, it being agreed that the parties hereto shall consent to any commercially reasonable changes as may be reasonably required to comply with NYSE listing rules.

Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or other rules or regulations promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01    Sale and Purchase.

(a)    Subject to the terms and conditions hereof, at the Closing, each Purchaser hereby agrees to purchase from the Company such number of Purchased Securities as set forth opposite such Purchaser’s name on Schedule A, and each Purchaser agrees to pay the Company its Allocated Purchase Price with respect to such Purchased Securities. The Total Purchase Price delivered at the Closing shall be equal to $45 million.

(b)    Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Purchaser the Purchased Securities.

Section 2.02    Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 2.03, Section 2.04 and Section 2.05 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), the consummation of the purchase and sale of the Purchased Securities hereunder (the “Closing”) shall take place at 9:00 a.m. Eastern Time on April 7, 2020, at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchasers.

Section 2.03    Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Securities at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b)    there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.04    Conditions to Each Purchaser’s Obligations. The obligation of a Purchaser to consummate its purchase of Purchased Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the applicable Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.05 or Section 3.16 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only);

(b)    the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(c)    the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) the Certificate of Designation in the form attached hereto as Exhibit B, with such changes thereto as may be consented to by the parties hereto prior to the Closing, it being agreed that the parties hereto shall consent to any commercially reasonable changes as may be reasonably required to comply with NYSE listing rules (the “Certificate of Designation”) and such filing shall have been accepted by the Delaware Secretary of State; provided that if the Delaware Secretary of State is closed due to an extraordinary event (including relating to COVID-19), then the Certificate of Designation, substantially in the form attached as Exhibit B hereto, shall be delivered to or positioned with the Delaware Secretary of State or a representative thereof or otherwise prepared by the Company for filing so that it can be subsequently filed, and deemed effective as of a date no later than the Closing Date, in accordance with the guidelines and procedures of the Delaware Secretary of State following the reopening of the Delaware Secretary of State after the extraordinary event has ended (such that the Certificate of Designation shall be deemed filed and effective as of a date no later than the Closing Date as if the Delaware Secretary of State had not been closed due to an extraordinary event notwithstanding that the administrative act of filing the Certificate of Designation on the applicable systems of the Delaware Secretary of State and the acceptance of such filing by the Delaware Secretary of State will not occur until the Delaware Secretary of State is reopened after the extraordinary event has ended) and a certified copy shall be obtained from the Delaware Secretary of State as promptly as possible following the reopening of the Delaware Secretary of State after the extraordinary event has ended, and a copy thereof delivered to the Purchasers;

(d)     the Company shall have entered into amendments to the agreements set forth on Schedule 2.04(d), in form and substance reasonably satisfactory to the Purchasers, which as of the Closing are in full force and effect;

(e)    between the date of this Agreement and the Closing Date, no Effects shall have occurred and be continuing that have had or would, individually or in the aggregate, have a Material Adverse Effect, and the listing of the Common Stock on NYSE shall not have been terminated and no notice to such effect shall have been received; and

(f)    the Company shall have delivered, or caused to be delivered, to the Purchaser the Company’s closing deliveries described in Section 2.06(a), as applicable.

Section 2.05    Conditions to the Company’s Obligations. The obligation of the Company to consummate the sale and issuance of the Purchased Securities to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date or for a specific period shall be required to be true and correct as of such date or for such specific period only);

(b)    such Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date; and

(c)    such Purchaser shall have delivered, or caused to be delivered, to the Company the Purchaser’s closing deliveries described in Section 2.06(b), as applicable.

Section 2.06    Deliveries at the Closing.

(a)    Deliveries of the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Purchasers:

(i)    A duly executed Warrant for each Purchaser providing for the purchase by such Purchaser of the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule A shall have been delivered to each such Purchaser;

(ii)    A counterpart of the Registration Rights Agreement, which shall have been duly executed by the Company;

(iii)    Evidence of issuance of the Purchased Preferred Stock to each of the Purchasers, credited to book-entry accounts maintained by the transfer agent of the Company and bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any Liens, other than transfer restrictions under this Agreement and applicable federal and state securities Laws and those created by the Purchasers;

(iv)    A certificate of a duly authorized officer of the Company, on behalf of the Company, dated as of the Closing Date, certifying, in his or her applicable capacity, to the effect that the conditions set forth in Section 2.04(a), Section 2.04(b) and Section 2.04(c) have been satisfied;

(v)    A cross-receipt executed by the Company and delivered to each of the Purchasers certifying as to the amounts that it has received from the Purchasers; and

(vi)    A certificate of the Delaware Secretary of State, dated within five days of the Closing Date, to the effect that the Company is in good standing under the laws of the State of Delaware.

(b)    Deliveries of Each Purchaser. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company:

(i)    A counterpart of the Registration Rights Agreement, which shall have been duly executed by such Purchaser;

(ii)    A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received from the Company the number of Purchased Securities to be received by such Purchaser in connection with the Closing;

(iii)    Payment of such Purchaser’s Allocated Purchase Price payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company;

(iv)    A properly executed Internal Revenue Service Form W-9 from such Purchaser;

(v)    A certificate of a duly authorized officer or other authorized signatory of such Purchaser, on behalf of such Purchaser, dated the Closing Date, certifying, in his or her applicable capacity, to the effect that the conditions set forth in Section 2.05(a) and Section 2.05(b) have been satisfied.

Section 2.07    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The failure of any Purchaser to perform, or waiver by the Company of such performance, under any Transaction Document shall not excuse performance by any other Purchaser or the Company, and the waiver by any Purchaser of performance of the Company under any Transaction Document shall not excuse performance by the Company with respect to any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Further, nothing herein (including the requirements of Section 5.06 and Section 5.07) shall be deemed to form a group (as defined in Rule 13d-5 of the Exchange Act) as between the Snow Phipps Purchasers on the one hand and the TOBI Purchasers on the other hand. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.08    Further Assurances. From time to time after the date hereof, without further consideration, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the transactions contemplated by the Transaction Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY

Except as disclosed in the Company SEC Documents (excluding in each case any disclosures set forth in the risk factors, “forward-looking statements” or other cautionary or forward looking sections of such reports), the Company represents and warrants to the Purchasers as follows:

Section 3.01    Existence, Qualification and Power. Each of the Company Entities (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and to conduct its business as currently conducted and (ii) execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where the failure to so qualify solely with respect to this Section 3.01(c) has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 3.02    Capitalization and Valid Issuance of Securities.

(a)    As of April 1, 2020, (a) the authorized capital stock of the Company is 125,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share; (b) the number of shares of capital stock issued and outstanding is 20,087,494 shares of Common Stock; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans (including the Velocity Financial, Inc. 2020 Omnibus Incentive Plan) is 1,520,000 including shares not previously authorized for issuance under any of the Company’s prior stock plans and any shares not issued or subject to outstanding awards under such prior plans, of which 747,500 shares remain available for future grants; and (d) there are no shares of capital stock issuable and reserved for issuance pursuant to other securities exercisable for, convertible into, or exchangeable for, any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with applicable state and federal securities law and any rights of third parties.

(b)    The Purchased Securities have been, or prior to the Closing will be, duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

(c)    No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company Entities. Other than as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any Company Entity is or may be obligated to issue any equity securities of any kind, other than options granted under the Company’s stock plans (including the Velocity Financial, Inc. 2020 Omnibus Incentive Plan) and prior stock plans. Other than as contemplated by this Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Other than the Registration Rights Agreement dated as of January 16, 2020 by and among the Company and each of the signatories thereto, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue Common Stock or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d)    All shares of Common Stock issuable upon conversion or redemption of the Series A Convertible Preferred Stock (the “Underlying Preferred Shares”) and upon exercise of the Warrants (together with the Underlying Preferred Shares, the “Underlying Shares”) have been duly authorized and reserved pursuant to the Company’s Restated Certificate of Incorporation, the Certificate of Designation (with respect to the Series A Convertible Preferred Stock) and the Warrants and, upon issuance and delivery by the Company to such Purchaser in accordance with this Agreement and the terms of the Purchased Securities and upon obtaining Stockholder Approval, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under the Certificate of Designation (with respect to the Series A Convertible Preferred Stock), the Warrants or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by such Purchaser or its Affiliates.

Section 3.03    Ownership of the Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company (a) have been validly issued and are fully paid and nonassessable, and (b) are wholly-owned, directly or indirectly, by the Company, free and clear of all Liens and other Contractual obligations, except (i) for Liens under the Company’s existing debt arrangements and for restrictions on transferability in the Organizational Documents of such Subsidiary or (ii) as would not reasonably be expected to be material to the Company Entities, taken as a whole. All of the issued and outstanding equity interests of the Company’s Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable and none of such equity interests are subject to or were issued in violation of any applicable Laws and are not subject to and have not been issued in violation of any stockholders agreement, proxy, voting trust or similar agreement, or any preemptive rights, rights of first refusal or similar rights of any Person, except as would not reasonably be expected to be material to the Company Entities, taken as a whole.

Section 3.04    No Conflicts. The issuance and sale by the Company of the Purchased Securities, the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by any Company Entity do not and will not, whether by lapse of time or otherwise, (a) conflict with or result in any violation of the provisions of the terms of any of the Company Entity’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien upon or forfeiture of any of the rights, properties or assets of any Company Entity under, or result in termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any action by (including any authorization, consent or approval) or notice to any Person, or require any payment to be made under any of the terms, conditions or provisions of (i) any security issued by any Company Entity, (ii) any other agreement, instrument or other undertaking to which such Company Entity is a party or by which it or any of its property or assets is subject or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Company Entity or its property is subject; (c) violate any Law or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of NYSE); except in the case of clauses (b) and (c) for such violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.05    Authority; Enforceability.

(a)    The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action. The Company has all requisite power and authority to issue, sell and deliver the Purchased Securities, in accordance with and upon the terms and conditions set forth in this Agreement. On or prior to the Closing Date, all action required to be taken by any Company Entity for the authorization, issuance, sale and delivery of the Purchased Securities, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken. Except for the Stockholder Approval, no approval from the holders of outstanding Common Stock is required under the Organizational Documents of the Company or the rules of NYSE in connection with the Company’s issuance and sale of the Purchased Securities (or Underlying Shares) to the Purchasers.

(b)    Each of the Transaction Documents has been or, when delivered hereunder, will have been, duly executed and delivered by each Company Entity that is, or will be, at Closing a party thereto. Each of the Transaction Documents constitutes, or will constitute, a legal, valid and binding obligation of each such Company Entity, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.06    Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (each, a “Consent”), is necessary or required in connection with the issuance and sale of the Purchased Securities by the Company, the execution, delivery and performance of this Agreement and the other Transaction Documents by any Company Entity and the consummation by the Company Entities of the transactions contemplated hereby or thereby, other than (i) the applicable Consents required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, (ii) the filing of the Certificate of Designation with the Delaware Secretary of State, (iii) obtaining the Stockholder Approval, (iv) the applicable requirements under the state securities or “blue sky” Laws, (v) the Company’s obligation to provide a Notice of Change of Control to: (a) the California Department of Business Oversight (“California DBO”) pursuant to the California Financing Law (Cal. Financial Code, Division 9), (b) the Florida Office of Financial Regulation (“Florida Office”) pursuant to the Loan Originators and Mortgage Brokers Act (Florida Statutes, Title 33, Chapter 494), and (c) the Nevada Division of Mortgage Lending (“Nevada Division”) pursuant to the Mortgage Companies and Mortgage Loan Originators Act (Nevada Revised Statutes, Title 54, Chapter 645B), and (vi) such other Consents, the failure of which to be obtained or made would not reasonably be expected to be material.

Section 3.07    Company SEC Documents. Since January 16, 2020, the Company’s forms, registration statements, reports, schedules and statements required to be filed or furnished (as applicable) by it under the Exchange Act have been filed with or furnished to (as applicable) the Commission on a timely basis (it being understood that the Company’s Report on Form 10-K for the year ended December 31, 2019 will be timely filed if filed within the period provided by Form 12b-25 or as otherwise provided by applicable regulatory relief). The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent Company SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

Section 3.08    Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Company SEC Documents (the “Financial Statements”): (i) comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and the consolidated statements of income, members’ (or stockholders’) equity, and cash flows for the respective periods (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not, individually or in the aggregate, material) and (iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission) consistently applied throughout the periods involved, (except (y) as may be indicated in the notes thereto or (z) as permitted by Regulation S-X). No Company Entity has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except for (i) liabilities specifically reflected or reserved against in the Financial Statements, (ii) liabilities that have been incurred in the ordinary course of business since the date of the most recent Financial Statements and that do not arise from any material breach of a Contract, (iii) liabilities as contemplated by the Transaction Documents or otherwise incurred in connection with the Transaction Documents or the transactions contemplated hereby or (iv) liabilities as would not, individually or in the aggregate, reasonably be expected to be have a Material Adverse Effect, after giving effect to the issuance and sale of the Purchased Securities to the Purchasers.

Section 3.09    Internal Controls. The Company Entities, taken as a whole, maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-5(f) of the Exchange Act) sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.10    Disclosure Controls and Procedures. (a) To the extent required by Rule 13a-15 under the Exchange Act, each of the Company Entities has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act), (b) such disclosure controls and procedures are designed to provide reasonable assurance that that the information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

Section 3.11    Subsequent Events. Since January 16, 2020, except for the execution and performance of this Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect.

Section 3.12    No Registration Required. Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in Article IV, the issuance and sale of the Purchased Securities to such Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company Entities, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.13    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company Entities, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Company Entities or against any of their properties, or before or by any self-regulatory organization or other non-government regulatory authority, that (a) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no actions, suits, proceedings, claims or disputes which a Company Entity presently intends to initiate that either, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 3.14    Compliance with Law. The Company and each Subsidiary thereof is, and since January 19, 2020 each Company has been, in compliance, in all material respects with the requirements of all Laws, and any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of NYSE), and all orders, writs, injunctions and decrees applicable to it or to its properties; except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to be material to the Company Entities or their business, in each case taken as a whole.

Section 3.15    Investment Company Status. None of the Company Entities is, and immediately after the sale of the Purchased Securities hereunder and the application of the net proceeds from such sale none of the Company Entities will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.16    Certain Fees. Except for JMP Securities LLC, the Company has no liability or obligation to pay any brokerage, finder’s or other fee or commission or similar payment to any broker, finder, investment banker or other agent with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement or any Transaction Document.

Section 3.17    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which, to the knowledge of the Company Entities, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting that is in effect as of the date of this Agreement. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Common Stock on the NYSE.

Section 3.18    Tax Returns; Taxes. Except as would not reasonably be expected to be material to the Company Entities, taken as a whole, the Company and its Subsidiaries have timely filed all Tax Returns required to be filed, and have timely paid all Taxes that are due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, applied on a consistent basis during the periods involved in the Company SEC Documents. There are no material Liens with respect to Taxes upon any Company Entity’s assets other than Liens for current Taxes not yet due and payable. There is no written proposed Tax assessment or, to the knowledge of the Company Entities, any other proposed Tax assessment against the Company or any Subsidiary that would, if made, be reasonably expected to be material to the Company Entities, taken as a whole. The Company is not and has never been a United States real property holding corporation within the meaning of Code Section 897 (“USRPHC”).

Section 3.19    Required Disclosures and Descriptions.

(a)    There are no actions, suits or proceedings (including an audit or examination by any taxing authority) pending or, to the knowledge of the Company Entities, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no Contracts that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

(b)    No Company Entity is a party to, or has entered into any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company Entities, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s audited financial statements or other Company SEC Documents.

(c)    Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), neither the Company nor any of its Affiliates acting on behalf of any of the Company Entities has since January 19, 2020 made any personal loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company Entities.

Section 3.20    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

Section 3.21    No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Securities under the Securities Act.

Section 3.22    FCPA; OFAC; Anti-Corruption.

(a)    Each Company Entity is in compliance in all material respects with all material federal, state and local laws and regulations and material applicable economic sanctions, anti-money laundering, anti-bribery and anti-corruption laws of other jurisdictions, in each case, that are applicable to such Company Entity or to the conduct of the business or operations of the Company Entities. No Company Entity (A) has received any written notice of violation or alleged material violation of any such laws or order by any Governmental Authority in any material respect that has not been resolved or (B) is the subject of any material disciplinary investigation or action by any Governmental Authority with whom such Company Entity is licensed or approved.

(b)    Each Company Entity and, to the knowledge of the Company Entities, the each Company Entity’s directors, managers, officers and employees are, in their capacities as such, and have been, in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). None of the Company Entities or any of their directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company Entities or any of their Affiliates in obtaining or retaining business for or with, or directing business to, any Person. None of the Company Entities or any of their directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its Subsidiaries and Affiliates to maintain, systems of internal controls (including accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. No Company Entity, or, to the knowledge of the Company Entities, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

(c)    No Company Entity is (A) currently subject to, nor conducting business that is the subject of, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), or (B) currently listed, nor conducting business with any Person currently listed, on any sanctions list administered by OFAC, in either case (A) or (B), in violation of any applicable economic sanctions administered by OFAC.

(d)    Each Company Entity is, and has been, in compliance in all material respects with all applicable laws and regulations relating to the prevention of money laundering of any Governmental Authority applicable to it or its property or in respect of its operations (“Money Laundering Laws”), including all applicable financial recordkeeping, know-your-customer and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended. No action, suit or proceeding by or before any Governmental Authority involving any Company Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Company Entities, threatened.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, represents and warrants to the Company as follows:

Section 4.01    Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization or formation, with all necessary power and authority to own or lease its assets and to conduct its business as currently conducted.

Section 4.02    Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of such Purchaser is required. Each of the Transaction Documents to which such Purchaser is a party has been or, when delivered hereunder, will have been, duly executed and delivered by such Purchaser, where applicable, and constitutes, or will constitute, a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03    No Breach. The execution, delivery and performance of the Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not, whether by lapse of time or otherwise, (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of such Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by such Transaction Documents.

Section 4.04    Certain Fees. No fees or commissions or similar payments are or will be payable by such Purchaser to brokers, finders, investment bankers or other agent with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement or any Transaction Document, except for fees or commissions for which the Company is not responsible.

Section 4.05    Unregistered Securities.

(a)    Accredited Purchaser Status; Sophisticated Purchaser. Such Purchaser is (a) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, as amended, and (b) an “Institutional Account” as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Purchaser’s participation in the transactions contemplated hereby. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchased Securities and participation in the transactions contemplated hereby (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, and (iv) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Purchased Securities. Such Purchaser is able to bear the substantial risks associated with its purchase of the Purchased Securities, including but not limited to loss of its entire investment therein.

(b)    Information. Such Purchaser and its Representatives have (i) had the opportunity to ask questions of and receive answers from the Company directly and review the Company’s filings with the Commission (ii) conducted and completed its own independent due diligence with respect to the transactions contemplated hereby. Based on such information as such Purchaser has deemed appropriate, such Purchaser has independently made its own judgment concerning the Company and its businesses, operations and prospects and analysis and decision to enter into this Agreement and the transactions contemplated hereby. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement or any Transaction Document, such Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated hereby, the Purchased Securities and the business, condition (financial and otherwise), management, operations and properties of the Company, including all business, legal, regulatory, accounting, credit and tax matters. Neither any inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right to rely on the Company’s representations and warranties contained in Article III above. Such Purchaser understands that its purchase of the Purchased Securities involves a high degree of risk.

(c)    Legends. Such Purchaser understands that, until such time as the Purchased Securities or the Underlying Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Securities or Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Securities or the Underlying Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Purchased Securities or Underlying Shares, such Purchased Securities or Underlying Shares (as applicable) shall bear the legend required by such state authority.

(d)    Acquisition for Investment Purposes. Such Purchaser is acquiring its entire beneficial ownership interest in the Purchased Securities for its own account for investment purposes only and not with a view to any distribution of the Purchased Securities in any manner that would violate the securities laws of the United States or any other jurisdiction. Such Purchaser has been advised and understands that the Purchased Securities have not been registered under the Securities Act, the “blue sky” laws of any jurisdiction or the laws of any other jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act) and in compliance with the restrictions on transfer set forth in the Transaction Documents. Such Purchaser has been advised and understands that the Company, in issuing the Purchased Securities, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(e)    Rule 144. Such Purchaser understands that the Purchased Securities must be held indefinitely unless and until the Purchased Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(f)    Reliance by the Company. Such Purchaser understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Securities.

Section 4.06    Sufficient Funds. Such Purchaser will have available to it at the Closing sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Allocated Purchase Price in immediately available cash funds.

Section 4.07    Ownership. As of the date of this Agreement, such Purchaser beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Schedule B and Schedule B includes all Affiliates of any such Purchaser that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which such Purchaser or its Affiliates has any interest or right to acquire, whether through derivative securities, voting agreements or otherwise (whether or not such Common Stock can be acquired within sixty (60) days).

Section 4.08    No General Solicitation. Such Purchaser did not learn of the investment in the Purchased Securities as a result of any general solicitation or general advertising.

ARTICLE V

COVENANTS

Section 5.01    Cooperation; Further Assurances. The Company shall use its commercially reasonable efforts to promptly obtain all approvals and consents required by, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The Company agrees to execute and deliver all such documents or instruments, to take all commercially reasonable action and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the Purchasers to consummate the transactions contemplated by this Agreement.

Section 5.02    Conduct of Business. From the date hereof until the earlier of the Closing and the termination of this Agreement, except as (i) expressly contemplated by this Agreement or the other Transaction Documents or (ii) required by applicable Law, (x) the Company shall use its commercially reasonable efforts to, and shall cause its Subsidiaries to use their commercially reasonable efforts to, operate their respective businesses in the ordinary course and preserve intact the existence and business organization, goodwill and present business relationships of the Company Entities and (y) the Company shall not, and shall cause its Subsidiaries not to (unless otherwise consented to by the TOBI Purchasers and the Snow Phipps Purchasers in writing):

(a)    establish a record date for, declare, set aside, make or pay any distribution in respect of the equity interests of the Company or repurchase, redeem or otherwise acquire any outstanding equity interests or other securities of, or other ownership interests in, the Company other than pursuant to its equity incentive plans;

(b)     transfer, issue, sell or dispose of any equity interests of the Company or grant options, warrants, calls, phantom shares, profit participation or other rights to purchase or otherwise acquire equity interests of the Company other than pursuant to its equity incentive plans;

(c)    except in connection with a merger of wholly-owned Subsidiaries, effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or its Subsidiaries;

(d)    amend any Organizational Document of the Company or its Subsidiaries;

(e)    make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law;

(f)    except in connection with a merger of wholly-owned Subsidiaries, merge or consolidate with any other Person, or acquire capital stock or assets of any other Person;

(g)     incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than (A) indebtedness under the Company’s existing warehouse facilities, (B) indebtedness for borrowed money between the Company and its Subsidiaries, (C) accrual of interests under the instruments of indebtedness existing as of the date hereof or (D) in the ordinary course of business); or

(h)     agree or commit in writing to do any of the foregoing.

Section 5.03    Filings; Other Actions; Disclosures.

(a)    The Purchasers, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and each use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Authorities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, including, without limitation, the Company’s obligation to file a Notice of Change of Control to the California DBO pursuant to the California Financing Law (Cal. Financial Code, Division 9), the Florida Office pursuant to the Loan Originators and Mortgage Brokers Act (Florida Statutes, Title 33, Chapter 494), and the Nevada Division pursuant to the Mortgage Companies and Mortgage Loan Originators Act (Nevada Revised Statutes, Title 54, Chapter 645B). Each party hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters; provided, however, that nothing in this Agreement or any other Transaction Document will require any Purchaser or its Affiliates to hold separate or make any divestiture of any asset or otherwise agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to consummate the transaction contemplated by the Transaction Documents.

(b)    The Purchasers and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with this Agreement, the Transaction Documents or the transactions contemplated thereby, including any and all press releases; provided, that the party making any such submission, filing, press release or other disclosure (each, a “Disclosure”) shall provide a copy of any such Disclosure to the other parties to this Agreement a reasonable period of time prior to making any such Disclosure and shall revise such Disclosure to account for the reasonable comments of such other parties prior to making such Disclosure. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 5.03. The Purchasers shall promptly furnish the Company, and the Company shall promptly furnish the Purchasers, to the extent permitted by applicable law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority in respect of the transactions contemplated by this Agreement.

Section 5.04    Certificate of Designation. Prior to the Closing, the Company shall file the Series A Certificate of Designation in the form attached as Exhibit B hereto with the Delaware Secretary of State; provided that if the Delaware Secretary of State is closed due to an extraordinary event (including relating to COVID-19), then the Series A Certificate of Designation, substantially in the form attached as Exhibit B hereto, shall be delivered to or positioned with the Delaware Secretary of State or a representative thereof or otherwise prepared by the Company for filing, in each case in a manner reasonably acceptable to the Purchaser, so that it can be subsequently filed, and deemed effective as of a date no later than the Closing Date, in accordance with the guidelines and procedures of the Delaware Secretary of State following the reopening of the Delaware Secretary of State after the extraordinary event has ended (such that the Certificate of Designation shall be deemed filed and effective as of a date no later than the Closing Date as if the Delaware Secretary of State had not been closed due to an extraordinary event notwithstanding that the administrative act of filing the Certificate of Designation on the applicable systems of the Delaware Secretary of State and the acceptance of such filing by the Delaware Secretary of State will not occur until the Delaware Secretary of State is reopened after the extraordinary event has ended).

Section 5.05    Use of Proceeds. As of the date of this Agreement, the Company expects to use the proceeds of the offering of the Purchased Securities, primarily for repayment of existing indebtedness and general corporate purposes and working capital.

Section 5.06    Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section

2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Securities in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities to the Purchasers, or that will be integrated with the offer or sale of the Purchased Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 5.07    Stockholder Approval. As promptly as practicable following the date of this Agreement (and in any event within twenty (20) Business Days following the Closing Date), the Company shall prepare and file a proxy statement prepared and filed with the Commission (the “Proxy Statement”) that includes a proposal for approval by the holders of Common Stock to approve the issuance of Common Stock upon exercise or conversion of the Warrants and Series A Convertible Preferred Stock of the Company issued to Purchasers pursuant to this Agreement as required under the listing standards of NYSE (and any successor thereto and any other trading market on which the Common Stock is listed), including Section 312.03 of the NYSE Listed Company Manual (the “Stockholder Approval”) at a special meeting of the stockholders of the Company (the “Company Stockholder Meeting”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the recommendation from the Board of Directors and the transaction committee of the Board of Directors that the stockholders vote in favor of the Stockholder Approval. The Company shall use its reasonable best efforts to solicit from the stockholders proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval. Each Purchaser and its Affiliates agree to furnish to the Company all information concerning such Purchaser and its Affiliates as the Company may reasonably request in connection with the preparation and filing of the Proxy Statement and any such special meeting of the stockholders of the Company. The Company shall respond reasonably promptly to any comments received from the Commission with respect to the Proxy Statement. The Company shall provide to each Purchaser, as promptly as reasonably practicable after receipt thereof, any written comments from the Commission or any written request from the Commission or its staff for amendments or supplements to the Proxy Statement and shall provide each Purchaser with copies of all correspondence between the Company, on the one hand, and the Commission and its staff, on the other hand, relating to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the Commission or its staff with respect thereto, the Company shall provide the Purchasers with a reasonable opportunity to review and comment on such document or response. The Company shall, as promptly as practicable following the date on which the Commission confirms that it has no further comments on the Proxy Statement, (i) take all action required, including under the DGCL, the Company’s Organizational Documents and the applicable rules of the NYSE, to establish a record date for and give notice of the Company Stockholder Meeting, (ii) cause the Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholders’ Meeting and (iii) take all action reasonably required, including under the DGCL, the Company’s Organizational Documents and the applicable rules of the NYSE, to duly call, convene and hold the Company Stockholders’ Meeting as soon as reasonably practicable following the mailing of the Proxy Statement to the Company’s stockholders.

Section 5.08    Consent Rights. From and after the Closing, for so long as (x) the TOBI Purchasers and their Permitted Transferees, on the one hand, or Snow Phipps Purchasers and their Permitted Transferees, on the other hand, continue to hold at least 50% of the Series A Convertible Preferred Stock issued at the Closing to the TOBI Purchasers or the Snow Phipps Purchasers, respectively, and (y) the Purchasers and their respective Permitted Transferees collectively continue to hold at least 50% of the aggregate Series A Convertible Preferred Stock issued at the Closing to the Purchasers, without the prior written consent of TOBI III SPE I LLC and SPG Partners, LLC (in each case subject to the TOBI Purchasers or Snow Phipps Purchasers continuing to satisfy clause (x)):

(a)    the Company and its Subsidiaries shall not (i) take any action that requires consent of the holders of the Series A Convertible Preferred Stock under Section 4.2 of the Certificate of Designation or (ii) incur or issue any convertible debt securities;

(b)    the Company and its Subsidiaries shall not incur or issue any non-convertible indebtedness for borrowed money with an aggregate principal amount at any time in excess of $20 million other than (i) in connection with ordinary course securitization or warehouse transactions (including, for the avoidance of doubt, term loan or other refinancings thereof), (ii) as permitted pursuant to Section 7.03 of the Credit Agreement or (iii) indebtedness incurred to repurchase the Series A Convertible Preferred Stock;

(c)    the Company shall not declare or pay any dividend or distribution (other than consisting solely of additional equity securities of the Company) on, or redeem, repurchase or acquire any equity interests of, the Company other than (i) the payment of Redemption Price (as defined in the Certificate of Designation) on the Series A Convertible Preferred Stock, and (i) ordinary course repurchases, redemptions or other acquisitions of equity held by any current or former officer, director, consultant or employee of a Company Entity to the extent permitted by Section 7.06(c) of the Credit Agreement; or

(d)    the Company and its Subsidiaries shall not enter into any Liquidation Event (as defined in the Certificate of Designation), upon consummation of which the Series A Convertible Preferred Stock would not receive at least payment in full, in cash of the Liquidation Preference (as defined in the Certificate of Designation).

Section 5.09    Transfer Restrictions.

(a)    From and after the Closing until the earlier of the (x) one-year anniversary of the Closing Date and (y) the consummation of a Change of Control, without the prior written consent of the Company, no Purchaser or Permitted Transferee shall Transfer or enter into a Contract to Transfer any Purchased Securities to any Person other than a Permitted Transferee, provided that, as a condition to any such Transfer, the Permitted Transferee enters into a joinder agreement for the benefit of, and delivered to, the Company to be bound by, and that the transferred Purchased Securities remain subject to, the terms of this Agreement (including these transfer restrictions); provided further that if the Purchaser ceases to be an Affiliate of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Purchased Securities to such Purchaser or another Permitted Transferee of such Purchaser immediately; provided further that no such Transfer shall relieve a Purchaser of its obligations under this Agreement.

(b)    Each Purchaser shall cause its Permitted Transferees to comply with this Agreement as applicable to it.

(c)    Any attempted Transfer in violation of this Section 5.09 shall be null and void ab initio.

Section 5.10    Board Nomination Rights.

(a)    For so long as the TOBI Purchaser and its Permitted Transferees continue to beneficially own at least 25% of the Series A Convertible Preferred Stock (and any Underlying Shares issued as a result of the conversion thereof), the TOBI Purchasers shall be entitled to nominate one director to the Board of Directors (the “Preferred Director”), in addition to the existing rights of the TOBI Purchaser under Section 2.1 of the Stockholders Agreement. The Board of Directors shall take all action necessary or reasonably advisable such that the initial Preferred Director designated by the TOBI Purchaser following the date hereof shall be promptly appointed to the Board of Directors. The TOBI Purchaser shall nominate the Preferred Director by delivering to the Company its written statement at least 60 days prior to the one-year anniversary of the preceding annual meeting nominating its director and setting forth such directors’ business address, telephone number, facsimile number and e-mail address; provided that if the TOBI Purchaser shall fail to deliver such written notice, the TOBI Purchaser, shall be deemed to have nominated the Preferred Director previously nominated (or designated pursuant to this Section 5.10) by the TOBI Purchaser who is/are currently serving on the Board of Directors.

(b)    Notwithstanding the foregoing or anything to the contrary set forth in the Stockholders Agreement, if at any time following the Closing, the Aggregate Snow Phipps Ownership (as defined in the Stockholders Agreement) ceases to be at least 7.5% of the outstanding Common Stock of the Company immediately following the consummation of the IPO (as defined in the Stockholders Agreement), the Snow Phipps Parties (as defined in the Stockholders Agreement) will retain the right to nominate one director to serve on the Board of Directors for so long as the Snow Phipps Purchasers and their Permitted Transferees continue to beneficially own at least 25% of the Series A Convertible Preferred Stock (and any Underlying Shares issued as a result of the conversion thereof).

Section 5.11    Removal of Legend. In connection with a sale of Purchased Securities or Underlying Shares by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Company a broker representation letter reasonably acceptable to the Company and its transfer agent, providing to the Company the information required under Rule 144 to determine that the sale of such Purchased Securities is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 4.05(c), and the Company shall bear all costs associated with the removal of such legend in the Company’s books. The Company shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.05(c) at any time such legend is no longer appropriate.

Section 5.12    Tax Matters.

(a)    Withholding. The Company may deduct and withhold any withholding Taxes or other amounts required pursuant to applicable Law to be withheld with respect to the Purchased Securities (and may set off any such amounts required to be withheld against payments on the Purchased Securities). Each Purchaser agrees to indemnify the Company for any withholding Taxes imposed on the Company with respect to amounts payable with respect to such Purchaser’s Purchased Securities.

(b)    USRPHC Status. At any Purchaser’s request from time to time while such Purchaser owns an equity interest in the Company (which may, other than in connection with a contemplated sale of an equity interest in the Company by such Purchaser, not occur more frequently than every six months), the Company shall use commercially reasonable efforts to determine as promptly as practicable whether it is a USRPHC and shall promptly notify the requesting Purchaser in writing of its determination of its status as a USRPHC (and if in connection with a sale, shall promptly provide to the requesting Purchaser a statement in accordance with Treasury regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Code Section 897). For the avoidance of doubt, the Company may rely on the advice of an accounting firm of national standing in determining whether it is a USRPHC. The Purchaser making the foregoing request shall bear the reasonable costs and expenses of making such determination; provided, that if more than one Purchaser requests the same determination, then such costs and expenses shall be borne pro rata by the requesting Purchasers in accordance with their Allocated Purchase Prices.

(c)    Tax Treatment. The Company and each Purchaser (i) shall treat the Series A Convertible Preferred Stock as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder, and (ii) agree that no Purchaser shall be required to include in income as a dividend (including any deemed dividends) for U.S. federal income tax purposes any income or gain in respect of the Series A Convertible Preferred Stock unless and until dividends are declared and paid in cash in respect of such Series A Convertible Preferred Stock (together the “Tax Treatment”). The Company and each Purchaser agree to take no positions or actions inconsistent with the Tax Treatment, including on any IRS Form 1099, unless the Company or a Purchaser concludes, after consultation with its applicable tax advisors, that a change in applicable Law after the Closing would cause the intended Tax Treatment to not qualify for a “more likely than not” confidence level, in which case the applicable party shall deliver written notice of such conclusion and the legal basis therefor to the other parties, and each such other party shall have a reasonable period to notify the applicable party if it agrees or disagrees with such conclusion and the legal basis therefor; provided, the parties shall cooperate to resolve any such disagreement in good faith.

(d)    Purchase Price Allocation. Each Purchaser and the Company agree to allocate the Total Purchase Price among the Purchased Securities as follows for U.S. federal income Tax purposes and any other applicable Tax purposes as provided in Exhibit D attached hereto.

Section 5.13    Stock Exchange Matters. The Company shall use its reasonable best efforts to obtain any approvals of the NYSE (other than the Stockholder Approval) necessary for the issuance of the Underlying Shares, including to cause the Underlying Shares to be approved for listing on the NYSE, subject to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Underlying Shares. In accordance with the Certificate of Designation and the Warrants, the Company shall cause a number of shares of Common Stock equal to the total number of Underlying Preferred Shares and the Underlying Shares to be authorized, reserved, and kept available at all times, free and clear of preemptive rights and all Liens, to allow for full conversion of the Series A Convertible Preferred Stock and full exercise of the Warrants in accordance with the terms thereof. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 5.13.

Section 5.14    Transaction Litigation. In the event that any Transaction Litigation is brought, or, to the knowledge of the Company Entities, threatened in a writing delivered to any Company Entity, against the Company Entities from and following the date of this Agreement, the Company shall promptly notify the Purchasers of such Transaction Litigation, (ii) timely consult with the Purchasers with respect to the defense and/or settlement of any Transaction Litigation and (iii) consider in good faith the Purchasers’ advice and recommendations with respect to such Transaction Litigation. The Company shall not agree to settle or offer to settle any Transaction Litigation without the prior written consent of the Purchasers (such consent not to be unreasonably conditioned withheld or delayed). In the event that any Transaction Litigation is brought, or, to the knowledge of a Purchaser, threatened in a writing delivered to such Purchaser or an Affiliate thereof, against any Purchaser from and following the date of this Agreement, such Purchaser shall promptly notify the Company of such Transaction Litigation, (ii) timely consult with the Company with respect to the defense and/or settlement of any Transaction Litigation and (iii) consider in good faith the Company’s advice and recommendations with respect to such Transaction Litigation. No Purchaser shall agree to settle or offer to settle any Transaction Litigation without the prior written consent of the Company (such consent not to be unreasonably conditioned withheld or delayed).

ARTICLE VI

TERMINATION

Section 6.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written consent of the Company and a Purchaser, with respect to itself but not any other Purchaser;

(b)    by written notice from either the Company or a Purchaser, with respect to itself but not any other Purchaser, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and non-appealable; or

(c)    by written notice from either the Company or a Purchaser, with respect to itself but not any other Purchaser, if Closing does not occur by 11:59 p.m. New York time on April 10, 2020 (the “Outside Date”); provided, however, that no party may terminate this Agreement pursuant to this Section 6.01(c) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

Section 6.02    Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 6.01, this Agreement (other than the provisions of this Section 6.02 and Sections 3.16 and 4.04 (Certain Fees) and Article VII (Miscellaneous), which shall survive such termination) shall become null and void and have no further force or effect and there shall be no liability on the part of the Company or any Purchaser or any of their respective Representatives in connection with this Agreement, except that no such termination shall relieve any party from liability for damages to another party resulting for a willful and material breach of this Agreement prior to the date of termination or from fraud; provided that, notwithstanding any other provision set forth in this Agreement, except in the case of fraud, the Company shall not have any such liability in excess of the Total Purchase Price and no Purchaser shall have any liability in excess of such Purchaser’s Allocated Purchase Price.

ARTICLE VII

MISCELLANEOUS

Section 7.01    Survival of Provisions. The representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date, regardless of any investigation made by or on behalf of the Company or any of the Purchasers. The covenants made in this Agreement or any other Transaction Document that by their terms are to be performed following the Closing shall survive the Closing and remain operative and in full force and effect until fully performed. Regardless of any purported general termination of this Agreement, this Article VII shall remain operative and in full force and effect as between the Company and each Purchaser, unless the Company and the applicable Purchaser execute a writing that expressly terminates such rights and obligations as between the Company and such consenting Purchaser.

Section 7.02    Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses; provided, that upon the Closing, the Company shall reimburse each Purchaser and its respective Affiliates for any expenses of such Purchaser and its Affiliates incurred as of the Closing (including fees and expenses of attorneys, accountants, consultants, appraisers and out-of-pocket expenses of such Purchaser and its respective Affiliates) up to a maximum of $250,000 for each such Purchaser and its Affiliates (for an aggregate maximum of $500,000 for all of the Purchasers and their Affiliates) incurred in connection with the transactions contemplated hereby.

Section 7.03    Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any party to this Agreement, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless such reference is specifically to “Business Days,” and the terms “year” and “years” mean and refer to calendar year(s). Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The term “or” has the inclusive meaning represented by the phrase “and/or”. The word “will” shall be construed to have the same meaning as the word “shall”. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. This Agreement is the product of negotiations among the parties, each of which is represented by legal counsel, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived by each party.

Section 7.04    No Waiver: Modifications in Writing.

(a)    Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)    Specific Waiver; Amendment. Except as otherwise provided herein or as specifically provided otherwise in any other Transaction Document with respect thereto, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by (i) before Closing, each of the parties thereto affected by such amendment, waiver, consent, modification or termination and (ii) after Closing,

Purchasers holding a majority of the Purchased Securities then held by the Purchasers; provided that (A) any amendment, waiver, consent, modification or termination pursuant to clause (ii) that materially or adversely impacts a Purchaser shall require the written consent of such Purchaser and (B) no consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents (for clarification purposes, this clause (B) constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Purchased Securities or otherwise). Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company or any Purchaser from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Purchaser in any case shall entitle the Company or such Purchaser to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.05    Binding Effect; Assignment.

(a)    This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)    Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any Purchaser without the prior written consent of the Company (such consent not to be unreasonably withheld); provided, however, that following the Closing and subject to compliance with Section 5.09, a Purchaser may transfer or assign its rights hereunder to a Permitted Transferee in connection with the transfer to such Permitted Transferee of the Purchased Preferred Stock or the Purchased Warrants, in accordance with the terms thereof, and subject to Purchaser providing written notice of any such assignment to the Company promptly after such assignment is effected and that the transferee agrees to assume all of such Purchaser’s rights and obligations in connection with such transfer and be bound by, and entitled to the benefits of, this Agreement as an original party hereto.

Section 7.06    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)    If to the Purchasers, to the addresses set forth on Schedule A.

(b)	If to the Company, to:

Christopher D. Farrar

Chief Executive Officer

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

Email: [Redacted]

(c)	with a copy to (which shall not constitute notice):

Eric M. Swedenburg

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Email: [Redacted]

and:

William B. Brentani

Daniel N. Webb

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Email: [Redacted]

or to such other address as the Company or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm New York time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.07    Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement or the other Transaction Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 7.08    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement

(including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.09    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.10    Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting a bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate. The remedies available to each party pursuant to this Section 7.10 will be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit any party from, in the alternative, seeking to terminate this Agreement in accordance with Article VI. To the extent that any party hereto brings a proceeding or other litigation to enforce specifically the performance of the terms and provisions of this Agreement (other than a proceeding or other litigation to enforce specifically any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the Outside Date will automatically be extended to: (i) the twentieth Business Day following the final, nonappealable resolution of such proceeding or litigation; or (ii) such other time period established by the court presiding over such proceeding or litigation.

Section 7.11    No Recourse Against Others. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and the Purchasers. No Person other than the Company or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

Section 7.12    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company and the Purchasers and their respective permitted assigns any rights or remedies hereunder, except that the Nonparty Affiliates shall be third party beneficiaries of Section 7.11.

Section 7.13    Execution in Counterparts. This Agreement may be executed in any number of counterparts (including .pdf or other electronic signature) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

VELOCITY FINANCIAL, INC.

By:	/s/ Christopher Farrar
Name: Christopher Farrar Title: Chief Executive Officer

[Signature Page to Purchase Agreement]

PURCHASERS: TOBI III SPE I LLC

By:	/s/ Harin de Silva
	Name:	Harin de Silva
	Title:	Authorized Person

[Signature Page to Purchase Agreement]

SNOW PHIPPS GROUP AIV, L.P. By: SPG GP, LLC, its General Partner

By:	/s/ Alan Mantel
Name: Alan Mantel Title: Authorized Signatory

[Signature Page to Purchase Agreement]

SNOW PHIPPS GROUP (RPV), L.P. By: SPG GP, LLC, its General Partner

By:	/s/ Alan Mantel
Name: Alan Mantel Title: Authorized Signatory

[Signature Page to Purchase Agreement]

Schedule A

Purchaser and Address	Series A Convertible Preferred Stock	Warrants to Purchase Common Stock (Exercise price of $2.96 per share)	Warrants to Purchase Common Stock (Exercise price of $4.94 per share)	Allocated Purchase Price
TOBI PURCHASER(S)
TOBI III SPE I LLC	25,000	1,115,972	557,986	$25,000,000
c/o PIMCO - Special Situations Group 1633 Broadway New York, NY 10019 Attn: Dan Ballen Email: [Redacted]
With a copy to:
Attn: Michelle Galvez & Nick Mosich TOBI III SPE I LLC PIMCO - Office of the General Counsel 650 Newport Center Drive Newport Beach, CA 92660 E-mail: [Redacted]

SNOW PHIPPS PURCHASER(S)
Snow Phipps Group AIV, L.P.	19,010	848,588	424,294	$19,010,069.98
Snow Phipps Group (RPV), L.P.	990	44,189	22,095	$989,930.02
c/o Snow Phipps Group, LLC 667 Madison Avenue, 10th Floor New York, NY, 10065 Attn: Alan Mantel Email: [Redacted]

TOTAL	45,000	2,008,750	1,004,375	$45,000,000

Schedule B

Name of Purchaser	Number of shares of Common Stock
TOBI III SPE I LLC and Affiliates thereof	4,470,300
Snow Phipps Group AIV, L.P., Snow Phipps Group (RPV), L.P. and Affiliates thereof	7,077,961

Exhibit A

REGISTRATION RIGHTS AGREEMENT

dated as of April [●], 2020

by and among

VELOCITY FINANCIAL, INC.

and each of the other parties signatory hereto

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April [•], 2020 (this “Agreement”), is entered into by and among (i) Velocity Financial, Inc., a Delaware corporation (the “Company”), (ii) Snow Phipps Group AIV L.P. (“SP AIV”) and Snow Phipps Group (RPV), L.P. (“SP RPV”), and (iii) TOBI III SPE I LLC (“TOBI”) (such parties, together with the Snow Phipps Group and the TOBI Group, the “Initial Equity Holders”).

WHEREAS, the Company and Initial Equity Holders are parties to the Securities Purchase Agreement, dated as of April 5, 2020 (the “Purchase Agreement”), pursuant to which the Company has sold to the Initial Equity Holders, and the Initial Equity Holders have purchased from the Company, an aggregate of 45,000 shares of the Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), which is convertible into shares of the Common Stock, and warrants to purchase shares of outstanding Common Stock (“Warrants”);

WHEREAS, the Company and the Initial Equity Holders are entering into this Agreement for the purpose of granting certain registration and other rights to the Initial Equity Holders on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

SECTION 1.    Definitions. In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following respective meanings. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and the word “or” shall be inclusive.

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any report or registration statement filed with the SEC by the Company so that such report or registration statement would not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or registration statement and (iii) is not in the best interests of the Company or would materially interfere with a bona fide financing transaction, disposition or acquisition or similar transaction by the Company and/or its subsidiaries that is material to the Company and its subsidiaries (on a consolidated basis).

“Affiliate” means, when used with reference to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided that none of the Company nor any of its subsidiaries shall be deemed an Affiliate of any Equity Holder; provided, further, that no portfolio company of any Equity Holder or of any Affiliate of such Equity Holder shall be considered an Affiliate of such Equity Holder.

“Board” means the board of directors of the Company.

“Common Stock” means the common stock of the Company (or any successor of the Company by merger, consolidation, or other reorganization) and any stock into which any such common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Eligible Holders” means the Equity Holders and holders of Other Shares.

“Eligible Shares” means the Registrable Shares and the Other Shares.

“Equity Holders” means (i) each of the Initial Equity Holders and (ii) any Affiliate of the Initial Equity Holders or any third party, in each case to whom any of the Initial Equity Holders has assigned its rights under this Agreement in accordance with Section 15; provided that a Person shall cease to be an Equity Holder at the time such Person ceases to hold Registrable Shares.

“Equity Holders’ Counsel” means the counsel selected to represent the Equity Holders in any registration and/or offering pursuant to this Agreement by (i) the Requesting Equity Holders in the case of a Demand Registration and any offering effected pursuant to Section 2(e), (ii) the Initiating Equity Holders in the case of a Takedown Demand or (iii) the Equity Holders holding a majority of Registrable Shares being registered and/or sold (as applicable) in any other registration and/or offering, provided that the other Equity Holders participating in any registration and/or offering may select a separate counsel to represent them in connection with such registration and/or offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Existing Registration Rights Agreement” means that certain agreement, dated as of January 16, 2020, by and among the Company, Initial Equity Holders or certain of their affiliates and the other parties thereto.

“Group” means, with respect to any party hereto that is an Eligible Holder, (i) such party and (ii) any Affiliate of any such party or its Affiliates, in each case to whom such party or any of its Affiliates has assigned its rights under this Agreement in accordance with Section 15 and who has become a party to this Agreement as an Eligible Holder; provided that a Person shall cease to be a member of a Group (without affecting the status of any other members of such Group) at the time such Person ceases to hold Registrable Shares.

“Marketed Underwritten Demand Registration” means a Demand Registration involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and one or more underwriters, in each case, over a period of more than 48 hours.

“Marketed Underwritten Takedown Offering” means an Underwritten Takedown Offering involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of more than 48 consecutive hours.

“Organizational Documents” means the Certificate of Incorporation and the By-laws of the Company (each as amended and in effect from time to time).

“Other Shares” means, at any time, those shares of Common Stock which do not constitute Primary Shares or Registrable Shares and as to which the Company has a contractual obligation, approved by the Board, to include such shares in a registration statement under the Securities Act pursuant to the provisions of this Agreement applicable to Other Shares or pursuant to the provisions of the Existing Registration Rights Agreement.

“Overnight Underwritten Takedown Offering” means an Underwritten Takedown Offering other than a Marketed Underwritten Takedown Offering.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Primary Shares” means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

“Registrable Shares” means (i) shares of Common Stock held by any Equity Holder (now owned or hereafter acquired) including any Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock held by an Equity Holder and any shares of Common Stock issued or issuable upon the exercise of Warrants held by the Equity Holder and (ii) any equity securities of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; provided, however, that any particular Registrable Shares shall cease to be Registrable Shares when (x) they have been registered for sale under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (y) they have been sold in compliance with Rule 144 or (z) they are able to be sold under Rule 144 of the Securities Act (or any successor rule) in any and all three month periods without volume limitations or other restrictions.

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“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Rule 145” means Rule 145 promulgated under the Securities Act or any successor rule thereto.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Shelf Participant” means any Eligible Holder listed as a potential selling shareholder on a Form S-3 in connection with a Shelf Registration or any Eligible Holder that could be added to such Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

“Snow Phipps” means Snow Phipps Group LLC or any other Snow Phipps Group member designated in writing to the Company as such by Snow Phipps.

“Snow Phipps Group” means SP AIV and SP RPV and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Snow Phipps or any Person that controls, is controlled by or is under common control with Snow Phipps, in each case so long as any such member of the Snow Phipps Group (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Snow Phipps and (ii) owns Common Stock, Warrants or Series A Convertible Preferred Stock.

“TOBI Group” means TOBI and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by TOBI or any Person that controls, is controlled by or is under common control with TOBI, in each case so long as any such member of the TOBI Group (i) is managed, sponsored, controlled or advised by an affiliate of TOBI and (ii) owns Common Stock, Warrants or Series A Convertible Preferred Stock.

“Underwritten Offering” means an offering of Common Stock or other equity securities of the Company in which such securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Takedown Offering” means an Underwritten Offering pursuant to a Takedown Demand.

“WKSI” means a well-known seasoned issuer, as defined in the Rule 405 of the Securities Act.

(a)    For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings ascribed to them on the page of this Agreement set forth opposite each such capitalized term below:

Agreement	Recitals
Assignee	Section 16
Company	Recitals
Confidential Information	Section 5(r)
Demand Registration	Section 2(a)
e-mail	Section 18
FINRA	Section 5(m)
Form S-3	Section 2(a)(ii)
Group	Section 1(a)
Holdback Period	Section 4(a)
Initiating Equity Holder	Section 2(f)
Purchase Agreement	Recitals
Registration Expenses	Section 7

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Representatives	Section 5(r)
Requesting Equity Holder	Section 2(a)
Rights Termination Date	Section 13
Series A Convertible Preferred Stock	Recitals
Shelf Period	Section 2(d)(iii)
Shelf Registration	Section 2(c)
Shelf Registration Date	Section 2(d)(C)
Shelf Registration Notice	Section 2(d)(A)
Shelf Registration Statement	Section 2(d)(C)
Warrants	Recitals
WKSI	Section 1(a)

(b)    The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References in this Agreement to a number or percentage of shares, units or other equity interests shall take into account and give effect to any split, combination, dividend or recapitalization of such shares, units or other equity interests, as applicable.

SECTION 2.    Demand Registration.

(a)    If the Company shall receive from any member of the Snow Phipps Group or the TOBI Group (each, a “Requesting Equity Holder”) a written request that the Company effect a registration with respect to all or a part of the Registrable Shares held by such Requesting Equity Holder (a “Demand Registration”, which term shall include any Marketed Underwritten Demand Registration and demands for a Marketed Underwritten Takedown Offering), then the Company will:

(i)    within ten (10) days after the date of such request, give written notice of the proposed registration to all Equity Holders (other than the Requesting Equity Holder) and the holders of Other Shares; and

(ii)    use commercially reasonable efforts to, as soon as practicable, effect such registration which shall, in the case of a secondary offering, be on Form S-3 if the Company is qualified for registration on Form S-3 under the Securities Act (or any comparable or successor form or forms thereto) (“Form S-3”) and if the Company is not qualified for registration on Form S-3 at such time, on Form S-1 under the Securities Act) (“Form S-1”) (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Shares as are specified in such request, together with all or such portion of (A) the other Registrable Shares joining in such request as are specified in a written request from any Equity Holder received by the Company, (B) any Other Shares entitled to participate therein as are specified in a written request from the holders of such Other Shares received by the Company, and/or (C) any Primary Shares proposed to be included in such registration by the Company by notice from the Company to the Requesting Equity Holder, in each case within twenty (20) days after written notice from the Company is given under Section 2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

(1)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

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(2)    If the Company shall furnish to the Requesting Equity Holder a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the reasonable discretion of the Company the registration statement (i) would require the Company to make an Adverse Disclosure or (ii) could not be effected by the Company in compliance with the applicable financial statement requirements under applicable securities laws, the Company’s obligation to use its reasonable best efforts to comply with this Section 2(a), and its related obligations under Section 5, shall be deferred (provided that the Company shall only be permitted two deferrals pursuant to this Section 2(a)(ii)(2) and Section 2(d)(iv), in the aggregate, in any twelve-month period, with such deferrals not to exceed an aggregate of 90 days);

(3)    If the Requesting Equity Holder and its Group propose to register Registrable Shares at an expected offering price, net of underwriter discounts and commissions, of less than $10,000,000 (net of Registration Expenses) in the aggregate; provided that this clause (4) shall not apply to a Shelf Registration covering an unspecified number of shares in accordance with Section 2(b); or

(4)    With respect to registrations on Form S-3, in excess of an aggregate of more than four (4) Demand Registrations and/or Takedown Demands (as defined herein) in any calendar year or in excess of one Demand Registration or Takedown Demand per calendar quarter, excluding any Demand Registrations and Takedown Demands that are terminated in accordance with Section 2(b) below; or

(5)    With respect to registrations on Form S-1, in excess of one (1) Demand Registration in any calendar year.

Subject to the provisions of Section 2(e) below, the Company may, in its sole discretion, include Other Shares in the registration statement filed pursuant to the request of the Requesting Equity Holders pursuant to this Section 2(a).

(b)    Right to Terminate. A Requesting Equity Holder shall have the right to terminate any Demand Registration initiated by it under Section 2(a) prior to the effectiveness of such Demand Registration whether or not any Equity Holder has elected to include Registrable Shares in such Demand Registration and, thereupon, the Company shall be relieved of its obligation to register any Registrable Shares under Section 2(a) in connection with such Demand Registration (but not from its obligation to pay the Registration Expenses in connection therewith); provided, that (i) the Requesting Equity Holder has reimbursed the Company for the pro rata portion (based on the total number of securities such Requesting Equity Holder sought to register, as compared to the total number of securities included on the applicable registration statement) of the reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with such Demand Registration, or (ii) a material adverse change occurred in the condition (financial or otherwise), business, prospects, assets, properties, operations or resolutions of operations of the Company and its subsidiaries taken as a whole subsequent to the date of delivery of the Demand Registration or the per share price of the Common Stock has declined by ten percent (10%) or more as compared to the closing per share price of the Common Stock on the date of the delivery of the written notice requesting such Demand Registration.

(c)    Shelf Registration. At any time and from time to time when the Company is eligible to utilize Form S-3 to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 (a “Shelf Registration”), any demand made pursuant to Section 2(a) may, at the option of the Requesting Equity Holder, be a demand for a Shelf Registration.

(d)    Shelf Registration Right. If the Company shall receive from any Equity Holder, a written request to file a Shelf Registration Statement (which request, for the avoidance of shall not be deemed to be a Demand Registration), the Company will:

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(A)    within ten (10) days after the date of such request, give written notice of the proposed registration to all Equity Holders and the holders of Other Shares (a “Shelf Registration Notice”) of the anticipated date of the filing of such Shelf Registration Statement and shall include in such Shelf Registration Statement a number of Registrable Shares equal to the aggregate number of Registrable Shares requested to be included by any Equity Holder or holder of Other Shares within five (5) business days of the Company delivering the Shelf Registration Notice to such Equity Holder or holder of Other Shares;

(B)    use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as reasonably practicable after the Shelf Registration Date; and

(C)    use its commercially reasonable efforts to file as promptly as practicable, but in any event no earlier than February 1, 2021 (the “Shelf Registration Date”), a registration statement on Form S-3 (or any successor form then in effect) (a “Shelf Registration Statement”) (which Shelf Registration Statement shall be designated by the Company as an automatic shelf registration statement if the Company is a WKSI at the time of filing such Shelf Registration Statement with the SEC), as will permit or facilitate the sale and distribution of all Registrable Shares owned by the Equity Holders (or such lesser amount of the Registrable Shares of any Equity Holder as such Equity Holder shall request to the Company in writing).

(ii)    If at the time of such request the Company is a WKSI, (x) if the Company so elects, such Shelf Registration Statement may also cover an unspecified number of shares to be sold by the Company, and (y) if the Equity Holders so elect, such Shelf Registration Statement may cover an unspecified number of shares to be sold by the Equity Holders. If the Company is permitted by applicable law, rule or regulation to add selling securityholders or additional Registrable Shares, as applicable, to a Shelf Registration Statement without filing a post-effective amendment, an Equity Holder that requested that not all of its Registrable Shares be included in a Shelf Registration Statement that is currently effective (including pursuant to the immediately preceding sentence) may request the inclusion of such Equity Holder’s Registrable Shares (such amount not in any event to exceed the total Registrable Shares owned by such Equity Holder) in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Shares to the Shelf Registration Statement as promptly as reasonably practicable. Each of the Equity Holders and any other Eligible Holder who holds more than five percent (5%) of the Registrable Shares (assuming conversion and exercise of all Series A Convertible Preferred Stock and Warrants then held by the Equity Holders) may request to that the Company supplement or amend any Shelf Registration Statement to include such Equity Holder’s or Eligible Holder’s Registrable Shares at any time or from time to time, and the Company shall make such amendment or supplement as promptly as reasonably practicable. The Company shall also use its commercially reasonable efforts to file any replacement or additional Shelf Registration Statement and use commercially reasonable efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 2.1(d).

(iii)    The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement filed pursuant to this Section 2.1(d), including any replacement or additional Shelf Registration Statement, continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Shelf Participants until the date as of which all Registrable Shares registered by such Shelf Registration Statement have been sold or cease to be Registrable Shares (such period of effectiveness, the “Shelf Period”).

(iv)    The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(d):

(A)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

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(B)    If the Company shall furnish to the requesting Equity Holder a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the reasonable discretion of the Company the Shelf Registration Statement (i) would require the Company to make an Adverse Disclosure or (ii) could not be effected by the Company in compliance with the applicable financial statement requirements under applicable securities laws, the Company’s obligation to use its reasonable best efforts to comply with this Section 2(d), and its related obligations under Section 5, shall be deferred (provided that the Company shall only be permitted two deferrals pursuant to this Section 2(d)(iv) and Section 2(a)(ii)(2), in the aggregate, in any twelve-month period, with such deferrals not to exceed an aggregate of 90 days).

In addition, the Company may suspend the use of any effective Shelf Registration by written notice to the holders of Registrable Shares listed as potential selling shareholders therein under the circumstances, for the period and subject to the limitations set forth in Section 2(a)(ii)(2) and Section 2(d)(iv)(C).

(e)    Underwriting. In the case of any offering made in accordance with Section 2(a), other than an offering made pursuant to a Takedown Demand:

(i)    if the Requesting Equity Holder intends to distribute the Registrable Shares by means of an Underwritten Offering, it shall so advise the Company as a part of its request made pursuant to Section 2(a) and the underwriters and managing underwriter(s) for such Underwritten Offering shall be chosen by the Requesting Equity Holder. If the holders of Other Shares request inclusion of such shares, the Equity Holders agree that the Company may include such shares in the Underwritten Offering so long as such holders agree to be bound by the applicable provisions of this Section 2. The Requesting Equity Holder and the Company shall (together with all other Eligible Holders proposing to distribute their Eligible Shares through such Underwritten Offering) enter into an underwriting agreement in customary form and reasonably acceptable to the Company with the underwriter or underwriters. Notwithstanding any other provision of this Section 2, if the managing underwriter(s) selected as provided in this Section 2(e) determines that marketing factors require a limitation on the number of shares to be underwritten in such Underwritten Offering, the managing underwriter may limit the number of shares proposed to be included in such registration and Underwritten Offering as follows:

(1)    first, Registrable Shares held by the Snow Phipps Group and the TOBI Group that have requested to participate in such Demand Registration based on the relative number of Registrable Shares requested to be included by such Persons in such Underwritten Offering;

(2)    second, and only if all the securities referred to in clause (1) have been included in such Demand Registration, Registrable Shares held by the other Equity Holders and holders of Other Shares shall be included, allocated pro rata among the other Equity Holders and holders of Other Shares that have requested to participate in such Demand Registration based on the relative number of Registrable Shares requested to be included by such Persons in such Underwritten Offering; and

(3)    third, and only if all of the securities referred to in clause (2) have been included in such Demand Registration, the number of securities that the Company proposes to include in such Demand Registration that, in the opinion of the managing underwriter(s), can be sold without having such adverse effect, shall be included.

(f)    Shelf Takedowns. At any time when a Shelf Registration statement is effective and its use has not been suspended by the Company pursuant to Section 2(c), upon the demand (a “Takedown Demand”) by any Equity Holder that is a Shelf Participant holding Registrable Shares at such time (the “Initiating Equity Holder”), the Company will facilitate in the manner described in this Agreement a “takedown” of shares off of such Shelf Registration; provided that (i) subject to the limitations set forth in Section 2(a)(ii)(4) and Section 2(a)(ii)(5) hereof, the Equity Holders shall have the right to make no more than four (4) Takedown Demands and/or Demand Registrations in any twelve (12) month period, (ii) shall have the right to make an unlimited number of Takedown Demands and/or Demand Registrations, but only one in any calendar quarter, (iii) the Company shall not be obligated to effect a Marketed Underwritten Takedown Offering unless the shares requested to be sold in such offering have an

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aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $10,000,000 (net of expected underwriting discounts and commissions); and (iv) the Company will provide (x) in connection with any Overnight Underwritten Takedown Offering at least two (2) business days’ notice to any Eligible Holder (other than the Initiating Equity Holder) that is a Shelf Participant and that is a member of the Snow Phipps Group or the TOBI Group or other Equity Holder or is a director or executive officer of the Company, and (y) in connection with any Marketed Underwritten Takedown Offering, at least five (5) business days’ notice to any Eligible Holder (other than the Initiating Equity Holder) that is a Shelf Participant. If any Shelf Participants entitled to receive a notice pursuant to clause (iv) of the preceding sentence request inclusion of their Eligible Shares (by notice to the Company, which notice must be received by the Company no later than (A) in the case of an Overnight Underwritten Takedown Offering, the business day following the date notice is given to such participant or (B) in the case of a Marketed Underwritten Takedown Offering, three (3) calendar days following the date notice is given to such participant) the Company shall include such shares in the Underwritten Takedown Offering so long as such participants agree to be bound by the applicable provisions of this Section 2; provided that (1) the Initiating Equity Holder shall maintain the right to select the underwriter(s) or managing underwriter(s) for such offering and (2) if such managing underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter(s) may limit the number of shares proposed to be included in such offering such that the number of Eligible Shares to be included shall be determined in the manner set forth in Section 2(c). The Shelf Participants participating in such offering and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters of such offering. Any Shelf Participant who has requested inclusion in such Underwritten Takedown Offering as provided above (including the Initiating Equity Holder) may elect to withdraw therefrom at any time prior to the consummation of the takedown by written notice to the Company, the managing underwriter(s) and the Initiating Equity Holder; provided that, if the Company’s counsel or underwriters’ counsel reasonably determines that such withdrawal would require a recirculation of the prospectus, then no Eligible Holder shall have the right to withdraw unless the Initiating Equity Holder has elected to withdraw.

(g)    Effective Registration Statement. Should a Takedown Demand not be consummated due to the failure of the Initiating Equity Holder to perform its obligations under this Agreement, or in the event the Initiating Equity Holder withdraws or does not pursue the offering contemplated by the Takedown Demand request as provided for in Section 2(f) above, then such Takedown Demand shall be deemed to have been effected for purposes of clause (i) of Section 2(f) unless such offering does not proceed because (x) a material adverse change occurred in the condition (financial or otherwise), business, prospects, assets, properties, operations or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the Takedown Demand referred to in Section 2(f) above or the per share price of the Common Stock has declined by ten percent (10%) or more as compared to the closing per share price of the Common Stock on the date of the Takedown Demand, (y) use of the Shelf Registration was subsequently suspended by the Company as provided in Section 2(c), or (z) the Shelf Registration statement did not remain continuously effective until all the Registrable Shares subject to such Takedown Demand were sold because (i) the Company was not in compliance in all material respects with its obligations under this Agreement, or (ii) the Shelf Registration was interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, in which event such Takedown Demand shall not be deemed to have been effected for purposes of clause (i) of Section 2(f).

SECTION 3.    Company Registration. (a) If the Company shall determine to register any Primary Shares or Other Shares under the Securities Act (other than (A) pursuant to a registration statement on Form S-4 or S-8 (or such similar successor forms then in effect under the Securities Act), (B) pursuant to a registration relating solely to an offering and sale to employees, directors or consultants of the Company or its subsidiaries pursuant to any employee stock plan or other benefit plan arrangement, (C) pursuant to a registration relating to a Rule 145 transaction, (D) pursuant to a registration by which the Company is offering to exchange its own securities for other securities (including pursuant to Section 8), (E) pursuant to a registration statement relating solely to dividend reinvestment or similar plans or (F) pursuant to a registration statement by which only the initial purchasers and subsequent transferees of debt securities or preferred equity securities of the Company or any of its subsidiaries that are convertible or exchangeable for Common Stock may resell such notes and sell the Common Stock into which such notes may be converted or exchanged) then in each case, the Company will:

(i)    promptly (but in no event less than ten (10) days prior to the proposed date of filing of any such registration statement or, in the case of an offering under a Shelf Registration Statement, the anticipated pricing or trade date) give to the Eligible Holders a written notice thereof; and

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(ii)    include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Eligible Shares specified in a written request or requests by any Eligible Holder (provided that such Eligible Holder has indicated within twenty (20) days after written notice from the Company described in clause (i) above is given that such Eligible Holder desires to sell Eligible Shares in the manner of distribution proposed by the Company) except as set forth in Section 3(b) below.

(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Eligible Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each Eligible Holder to registration pursuant to this Section 3(b) shall be conditioned upon such Eligible Holder’s participation in such underwriting and the inclusion of such Eligible Holder’s Registrable Shares in the underwriting to the extent provided herein. The participating Eligible Holders shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters participating in the underwriting. Notwithstanding any other provision of this Section 3, if the managing underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter(s) may limit the number of Eligible Shares proposed to be included in such registration and underwriting as follows:

(1)    first, 100% of the securities that the Company proposes to sell shall be included;

(2)    second, and only if all the securities referred to in clause (1) have been included, the number of Registrable Shares that Equity Holders have proposed to include in such registration, which, in the opinion of such managing underwriter(s), can be sold without having such adverse effect in such registration shall be included, with such number to be allocated pro rata among the members of the Equity Holders that have requested to participate in such registration based on the relative number of Registrable Shares requested by such Persons to be included in such registration; and

(3)    third, and only if all the securities referred to in clause (2) have been included, the number of Registrable Shares that holders of Other Shares have proposed to include in such registration, which, in the opinion of such managing underwriter(s), can be sold without having such adverse effect in such registration shall be included, with such number to be allocated pro rata of Other Shares that have requested to participate in such registration based on the relative number of Registrable Shares requested by such Persons to be included in such registration.

Any Eligible Holder or other stockholder may elect to withdraw from such underwriting at any time prior to the consummation of the offering by written notice to the Company and the underwriter(s). Any Eligible Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration; provided that, if the Company’s counsel or underwriter’s counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then the Eligible Holders shall have no right to withdraw. In the event that any Eligible Holder has requested inclusion of Eligible Shares in a Shelf Registration initiated by the Company, such Eligible Holder shall have the right, but not the obligation, to participate in any Underwritten Offering of the Company’s Common Stock under such shelf registration.

SECTION 4.    Holdback Agreement. (a) If requested by the managing underwriter(s) of an Underwritten Offering, neither the Eligible Holders nor the Company shall offer for sale (including by short sale), grant any option for the purchase of, or otherwise transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock or otherwise), any equity securities (or interests therein) in the Company without the prior written consent of the Company for a period designated by the Company in writing to the Eligible Holders, which shall begin (i) in the case of a Takedown Demand, the earlier of the date of the underwriting agreement and the commencement of marketing efforts or (ii) for any other offering, 7 days before the effective date of the registration statement, and shall not last longer than ninety (90) days following such effective date for any offering thereafter, subject, in each case, to reasonable extension as determined by the Company to the extent necessary to avoid a blackout of research reports under applicable regulations of FINRA (each such period, a “Holdback Period”); provided that no Holdback Period shall apply to any Equity Holder who is not entitled to participate in an Underwritten Offering

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hereunder (disregarding the effect of any underwriter cutbacks imposed on such Equity Holder). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any registration of securities for offering and sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement. If requested by the managing underwriter(s) of any such offering and subject to the approval of the Company, the Company and the Eligible Holders shall execute a separate agreement to the foregoing effect, each of which shall be substantially similar and none of which shall contain any terms (other than notice requirements for officers and directors) more favorable to any Eligible Holder than all other Eligible Holders. The Company may impose stop-transfer instructions with respect to the Common Stock or other securities subject to the foregoing restriction until the end of the Holdback Period. Notwithstanding the foregoing, if the managing underwriter(s) in connection with any such offering waive all or any portion of the Holdback Period with respect to any Eligible Holders, the Company, the Requesting Equity Holders or the Initiating Equity Holders, as applicable, will use commercially reasonable efforts to cause such managing underwriter(s) to apply the same waiver to all other Eligible Holders. The obligations of any person under this Section 4 are not in limitation of holdback or transfer restrictions that may otherwise apply by virtue of any other agreement or undertaking.

SECTION 5.    Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Eligible Shares, the Company shall, as expeditiously as reasonably practicable:

(a)    prepare the required registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a registration statement or prospectus (including a free writing prospectus), or any amendments or supplements thereto, furnish to the underwriters, if any, and the Equity Holders participating in such offering, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters, such Equity Holders and the Equity Holders’ Counsel;

(b)    use its commercially reasonable efforts to cause a registration statement that registers such Eligible Shares to become and remain effective for a period of 120 days (subject to any extension provided for in Section 5(c)) or until all of such Eligible Shares have been disposed of (if earlier); provided, however, that in the case of any Shelf Registration, the 120 day period shall be extended, if necessary, to keep the registration statement effective as contemplated by Section 2(d)(iii);

(c)    furnish, a reasonable period of time before filing a registration statement that registers such Eligible Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus to the Equity Holders’ Counsel and fairly consider such reasonable changes in any such documents prior to or after the filing thereof as such Equity Holders’ Counsel may request;

(d)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Eligible Holder participating in such registration (to the extent such request relates to information relating to such Eligible Holder) (ii) necessary to keep such registration statement effective for at least a period of 120 days or until all of such Eligible Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Eligible Shares; provided, however, that in the case of any Shelf Registration, such 120 day period shall be extended, if necessary, to keep the registration statement effective as contemplated by Section 2(d)(iii), (iii) requested by the Eligible Holders (or required in the case of a Shelf Registration unless the Company elects to suspend use of such registration statement pursuant to Section 2(b)), so that the prospectus used in connection with such registration shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (iv) requested jointly by the managing underwriter(s) and the Requesting Equity Holders or the Initiating Equity Holders, as applicable, relating to the plan of distribution therein; and, with respect to a Shelf Registration, if during such period the Company ceases to be eligible to continue such Shelf Registration on the original registration statement (whether by virtue of ceasing to be eligible to use Form S-3, by virtue of

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expiration of such registration statement pursuant to Rule 415(a)(5), or otherwise), the Company shall register the applicable shares on a replacement registration statement, which shall be on Form S-3 if the Company is then eligible for such registration statement or, otherwise, on Form S-1, and shall continue such Shelf Registration, and amend and supplement such replacement registration statement from time to time, as required by this Agreement;

(e)    notify the Equity Holders’ Counsel and each participating Equity Holder in writing (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when any applicable prospectus or any amendment or supplement thereto has been filed, (ii) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (iii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Eligible Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and, upon occurrence of any of the events mentioned in clauses (iii) and (iv) use its reasonable best efforts to prevent the issuance of any stop order or obtain the withdrawal thereof as soon as possible;

(f)    use its commercially reasonable efforts to register or qualify such Eligible Shares under such other securities or blue sky laws of such jurisdictions as the Eligible Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Eligible Holders to consummate the disposition in such jurisdictions of the Eligible Shares owned by the Equity Holders; provided, however, that the Company will not be required to qualify to do business, subject itself to taxation or consent to general service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g)    furnish to the Eligible Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the prospectus, if any, contained in such registration statement or other prospectus, including a preliminary prospectus or any free writing prospectus, in conformity with the requirements of the Securities Act;

(h)    without limiting Section 5(f) above, use its reasonable best efforts to cause such Eligible Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Eligible Holders (to the extent the Eligible Holders then hold such Eligible Shares) to consummate the disposition of such Eligible Shares;

(i)    notify the Eligible Holders on a timely basis at any time when a prospectus relating to such Eligible Shares is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j)    provide a transfer agent and registrar (which may be the same entity) for such Eligible Shares and a CUSIP number for such Eligible Shares, in each case no later than the effective date of such registration statement;

(k)    use its commercially reasonable efforts to cause all such Eligible Shares registered pursuant to this Agreement to be listed on any national securities exchange on which any shares of the Common Stock are listed, or, if the Common Stock is not then listed, use its reasonable efforts to list such Eligible Shares on a national securities exchange;

(l)    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the use of any preliminary or final prospectus;

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(m)    reasonably cooperate with each Eligible Holder and each underwriter, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), and any securities exchange on which such Eligible Shares are traded or will be traded;

(n)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(o)    in the case of an offering pursuant to a registration that is not an Underwritten Offering, cooperate with the sellers of Eligible Shares to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Shares to be sold, and cause such Eligible Shares to be issued in such denominations and registered in such names in accordance with the instructions of the sellers of Eligible Shares prior to any sale of Eligible Shares and instruct any transfer agent and registrar of Eligible Shares to release any stop transfer orders in respect thereof in accordance with applicable law;

(p)    make such representations and warranties to the Eligible Holders participating in such offering and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary Underwritten Offerings;

(q)    obtain for delivery to the Eligible Holders participating in such offering and to the underwriter(s), if any, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Equity Holders or underwriters, as the case may be, and their respective counsel;

(r)    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Equity Holder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Equity Holders (including the Equity Holders’ Counsel) or any such underwriter in connection with such registration statement (collectively, “Representatives”), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person or its Representatives in connection with such registration statement (collectively, “Confidential Information”) as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person or Representative gaining access to Confidential Information pursuant to this Section 5(r) shall agree to hold in strict confidence and shall not make any disclosure or use any Confidential Information, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process (provided that such Person shall give prompt and timely written notice prior to such release, to the extent permitted by law, and shall reasonably cooperate with the Company should the Company, at the Company’s sole expense, desire to seek a protective order prior to disclosure), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge after inquiry, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company who is not known by such Person, after inquiry, to be prohibited or restricted from disclosing such information to such Person by contractual, legal or fiduciary obligation or (z) such information is independently developed by such Person without the use of or access to any Confidential Information, and each Person shall be responsible for any breach of the terms of this Section 5(r) by such Person or its Representatives, and shall take all appropriate steps to safeguard Confidential Information from disclosure, misuse, espionage, loss and theft; and

(s)    provide and cause to be maintained a transfer agent and registrar for all Eligible Shares covered by the applicable registration statement from and after a date not later than the effective date of such registration statement.

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Each Eligible Holder, upon receipt of any notice from the Company of any event of the kind described in Section 5(i) hereof, shall forthwith discontinue disposition of the Eligible Shares pursuant to the registration statement covering such Eligible Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(i) hereof (provided that, in the case of a Shelf Registration, if such suspension lasts for longer than ten (10) consecutive business days, it shall count as a suspension for purposes of the limits set forth in Section 2(a)(ii)(2)) and Section 2(d)(iv), and, if so directed by the Company, such Eligible Holder shall destroy all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Eligible Shares at the time of receipt of such notice.

If the disposition by any Eligible Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when such Eligible Holder shall have received, in the case of Section 5(e)(iv), notice from the Company that such stop order or suspension of effectiveness is no longer in effect and, in the case of Section 5(i), copies of the supplemented or amended prospectus contemplated by Section 5(i).

SECTION 6.    Offering Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to facilitate (x) an Underwritten Offering pursuant to a Demand Registration or (y) an Underwritten Takedown Offering (including a Marketed Underwritten Takedown Offering), the Company shall, as expeditiously as practicable:

(a)    use its commercially reasonable efforts to obtain, and to furnish to the Eligible Holders and each underwriter, “cold comfort” letters from its independent certified public accountants in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(b)    cooperate with the sellers of Eligible Shares and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Shares to be sold, and cause such Eligible Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Eligible Shares to the underwriter(s);

(c)    make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriter(s) (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Eligible Shares in such Underwritten Offering;

(d)    if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(e)    execute an underwriting agreement in customary form and reasonably acceptable to the Company; and

(f)    subject to all the other provisions of this Agreement, use its commercially reasonable efforts to take all other steps necessary or advisable to effect the sale of such Eligible Shares contemplated hereby.

SECTION 7.    Expenses. All fees and expenses (other than underwriting discounts and commissions relating to the Eligible Shares, as provided in this Section 7) incurred by the Company in complying with Section 5 and Section 6 and any registration or offering under Section 2 or Section 3, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with

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any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Eligible Shares), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Eligible Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Eligible Shares on any securities exchange, (vii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (viii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (ix) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (x) all reasonable expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging of Company personnel or advisors to the Company (not including the underwriters and their advisors), and (xi) any other fees and disbursements customarily paid by the issuers of securities shall, in all cases, be paid by the Company (collectively, the “Registration Expenses”); provided, however, that all underwriting discounts and commissions applicable to the Eligible Shares shall be borne by the Eligible Holders selling such Eligible Shares, in proportion to the number of Eligible Shares sold in the offering by each such Eligible Holder. In addition, in connection with each registration or offering made pursuant to this Agreement, the Company shall pay the reasonable fees and expenses of Equity Holders’ Counsel.

SECTION 8.    Indemnification. (a) In connection with any registration of any Eligible Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Eligible Holder, their respective directors, managers, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, managers, officers, employees and stockholders thereof), each underwriter, broker or any other Person acting on behalf of each Eligible Holder and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, and expenses reasonably incurred (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with respect to monetary damages) to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) and expenses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration (including any violation or alleged violation of state “blue sky” laws) or (v) any failure to register or qualify Eligible Shares in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Eligible Holders (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Eligible Shares), and shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with regard to monetary damages), and that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action

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(including any legal or other expenses incurred) arises out of or is based upon an untrue statement of a material fact or allegedly untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, free writing prospectus or document incident to registration or qualification of any Eligible Shares in reliance upon and in conformity with written information furnished to the Company by such indemnified party, any Affiliate of such indemnified party or their counsel specifically for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Eligible Holder or any indemnified party and shall survive the transfer of such securities by such Eligible Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(a)    In connection with any registration of Eligible Shares under the Securities Act pursuant to this Agreement, each holder of Eligible Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) to the fullest extent permitted by law the Company, each director or manager of the Company, each officer of the Company who shall sign such registration statement their respective directors, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, officers, employees and stockholders thereof), and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any untrue statement of a material fact or omission of a material fact required to be stated therein in order to make the statements therein not misleading, from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto, any free writing prospectus utilized thereunder or any document incident to registration or qualification of any Eligible Shares, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Eligible Holder (which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with regard to monetary damages), and that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Eligible Shares, to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) actually received by such seller from the sale of Eligible Shares effected pursuant to such registration giving rise to such loss, claim, damage, liability, action or expense.

(b)    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding that may involve a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 8, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party; or (ii) counsel to an indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party; or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then in any such case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice at its own expense) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim.

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(c)    No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable to or is insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability, action or expense referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability, action or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue or alleged untrue statements of a material fact or omissions or alleged omissions to state a material fact which resulted in such loss, claim, damage, liability, action or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated in any communications in order to make the statements therein not misleading, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 8(e) to the contrary, no Eligible Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) actually received by such Eligible Holder from the sale of the Registrable Shares in the offering to which the losses, claims, damages, liabilities and expenses of the indemnified parties relate less the amount of any indemnification payment made by such Eligible Holder pursuant to Section 8(b).

SECTION 9.    Underwritten Offerings. In the case of a registration pursuant to Section 2 or Section 3 hereof, if the Company is entering into a customary underwriting or similar agreement in connection therewith, all of the Eligible Shares to be included in such registration shall be subject to such underwriting agreement. To the extent required, the Eligible Holders shall enter into an underwriting or similar agreement, which agreement may contain provisions covering one or more issues addressed herein, and, in the case of any conflict with the provisions hereof, the provisions contained in such underwriting or similar agreement addressing such issue or issues shall control. In the case of an Underwritten Offering under Section 2 hereof, the price, underwriting discount and other financial terms for the Eligible Shares shall be determined by the Requesting Equity Holders or the Initiating Equity Holders, as applicable, in such Underwritten Offering.

SECTION 10.    Information by Eligible Holders. Each Eligible Holder shall furnish to the Company such written information regarding such Eligible Holder and the distribution proposed by the Eligible Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION 11.    Delay of Registration. No Eligible Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

SECTION 12.    Exchange Act Compliance. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(a)    make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after April 15, 2020;

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(b)    use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)    so long as the Eligible Holders own any Registrable Shares, furnish to the Eligible Holders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after April 15, 2020), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as an Eligible Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Eligible Holder to sell any such securities without registration.

SECTION 13.    Termination of Registration Rights. With respect to each Eligible Holder, the registration rights set forth in this Agreement will terminate at such date as such Eligible Holder and its successors no longer hold any Eligible Shares (each such date, a “Rights Termination Date”); provided that, for the avoidance of doubt, if a Rights Termination Date with respect to any Eligible Holder occurs during a Holdback Period, such Eligible Holder will continue to be bound by the provisions set forth in Section 4 until the end of such Holdback Period; and provided further, that upon exercise by the Company of any postponement right hereunder, the period during which any Eligible Holder may exercise any rights provided for in this Agreement shall be extended for a period equal to the period of such postponement by the Company.

SECTION 14.    Additional Confidentiality Obligations.

(a)    Each Eligible Holder shall keep confidential (i) all deferrals by the Company under Section 2(a)(ii)(2) and Section 2(d)(iv) hereof when any such a deferral is in effect, (ii) the certificates referred to in Section 2(a)(ii)(2) and Section 2(d)(iv)(B) above and their respective contents, and (iii) all notices from the Company related to any potential or pending registration, unless and until otherwise notified by the Company, except (A) for disclosure to such Eligible Holder’s employees, officers, directors, agents, legal counsel, accountants, auditors and other professional representatives and advisers who reasonably need to know such information solely for purposes of assisting the Eligible Holder with respect to its investment in Common Stock and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person (except to the extent that such other Person learned of such confidential information as a result of disclosure by the Eligible Holder in violation of this Agreement) that, to the knowledge of such Eligible Holder after inquiry, was not prohibited or restricted from disclosing such information by a contractual, legal or fiduciary obligation and (D) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process (provided that the Eligible Holder gives prompt and timely written notice prior to such disclosure, to the extent permitted by law, and shall reasonably cooperate with the Company should the Company, at the Company’s sole expense, desire to seek a protective order prior to disclosure).

(b)    Each Eligible Holder acknowledges that certain information provided to Eligible Holders may constitute material non-public information under applicable securities laws (which may include the fact that a potential registration or offering is contemplated). Each Eligible Holder acknowledges that applicable securities laws limit trading in securities while in possession of material non-public information.

SECTION 15.    Successors and Assigns; Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of the Company, the Equity Holders, and, subject to Section 16, the respective successors and assigns of the Company and the Equity Holders. Except for the provisions of Section 8 hereof, with respect to which any Person indemnified thereby shall be a third party beneficiary, no other third party beneficiaries are intended or shall be deemed to be created hereby.

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SECTION 16.    Assignment. Any Equity Holder may assign its rights hereunder, in whole or in part, to any (a) Affiliate to whom such Equity Holder transfers Registrable Shares or (b) any other Person (other than the transferring Equity Holder’s rights as a Requesting Equity Holder) in connection with a sale of Registrable Shares if such Person purchases from such Equity Holder Registrable Shares representing (on an as-converted basis) 5% of the then-outstanding shares of Common Stock (an “Assignee”); provided, however, that such Assignee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Equity Holder, whereupon such third party shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such third party was originally included in the definition of Equity Holder, and had originally been a party hereto (including any benefits and restrictions expressly applicable to the assigning Equity Holder).

SECTION 17.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, except for contracts and agreements referred to herein.

SECTION 18.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(i)	If to the Company, to:

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, CA 91362

Attention:	Christopher D. Farrar
Phone:	(818) 532-3700
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	William B. Brentani
Daniel N. Webb
Eric Swedenburg
Phone:	(650) 251-5000
E-mail:	[Redacted]

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Eric Swedenburg
Phone:	(212) 455-2225
E-mail:	[Redacted]

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(ii)	If to Snow Phipps, to:

Snow Phipps Group

667 Madison Avenue

18th Floor

New York, NY 10065

Attention:	Alan Mantel
John Pless
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:	[●]

Phone:	[●]
E-mail:	[●]

(iii)	If to TOBI, to

TOBI III SPE I LLC

c/o Pacific Investment Management Company LLC

1633 Broadway

New York, NY 10019

Attention:	Michelle Galvez
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention:	Robb L. Tretter
Phone:	(212) 596-9512
E-mail:	[Redacted]

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

SECTION 19.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith

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to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible within a reasonable period of time.

SECTION 20.    Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and Equity Holders who hold at least sixty percent (60%) of the Registrable Shares then outstanding (assuming conversion and exercise of all Series A Convertible Preferred Stock and Warrants then held by the Equity Holders); provided that any such modification, amendment or waiver that (i) repeals, nullifies, eliminates or adversely modifies any right expressly granted to an Equity Holder individually in this Agreement (as opposed to rights granted to the Equity Holders or any group of Equity Holders generally) or (ii) adversely impacts the economic powers, rights, preferences or privileges of an Equity Holder hereunder relative to any other Equity Holder, shall, in each case, also require the written consent of such Equity Holder.

SECTION 21.    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 22.    Headings; Exhibits. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein.

SECTION 23.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 24.    Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 17 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 23.

SECTION 25.    Mergers and Other Transactions Affecting Registrable Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Shares, and to any and all securities of the Company or any successor thereof (whether by merger, amalgamation, consolidation or otherwise) that may be issued in respect of, in exchange for, or in substitution of such securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

SECTION 26.    Prohibition on Certain Other Registration Rights. Except for the registration rights granted under the Existing Registration Rights Agreement, the Company shall not grant to any Person registration rights that have priority over or are pari passu with the registration rights granted to the Equity Holders hereunder without the prior written consent of the Equity Holders who hold at least sixty percent (60%) of the then outstanding Registrable Shares (assuming conversion and exercise of all Series A Convertible Preferred Stock and Warrants then held by the Equity Holders).

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

VELOCITY FINANCIAL, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SNOW PHIPPS GROUP AIV L.P.

By:

By:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SNOW PHIPPS GROUP (RPV), L.P.

By:

By:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

TOBI III SPE I LLC

By:

By:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit B

CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF VELOCITY FINANCIAL, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

Velocity Financial, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (“DGCL”), the Board of Directors of the Corporation has duly adopted the following resolutions:

RESOLVED, that, pursuant to Article IV of the Corporation’s certificate of incorporation, as amended (which authorizes 25,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”)), the Board of Directors of the Corporation hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

Section 1.    Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a new series of Preferred Stock designated as the “Series A Convertible Preferred Stock”. The number of shares constituting the Series A Convertible Preferred Stock will be 45,000.

Section 2.    Dividends.

2.1    Holders of Series A Convertible Preferred Stock shall fully participate, on an as-converted basis, in any dividends declared and paid or distributions on Common Stock (“Common Stock Dividends”) as if the Series A Convertible Preferred Stock were converted into shares of Common Stock (without regard to any limitations on conversion) immediately prior to the record date for such dividend or distribution, at the Conversion Rate in effect on such record date. If the Corporation distributes any rights pursuant to any stockholder rights plan on or after the date hereof, then such distribution will not deemed to be a Common Stock Dividend except to the extent provided in the immediately following sentence. If any shares of Common Stock are issued upon conversion of any share of Series A Convertible Preferred Stock and, at the time of such conversion, the Corporation has in effect any stockholder rights plan, then the holder of such shares of Series A Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable under this Certificate of Designation upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the shares of Common Stock at such time, in which case such separation will require, at the time of such separation, distribution of such rights to the holders of Series A Convertible Preferred Stock on an as-converted basis.

Section 3.    Liquidation.

3.1    Prior to conversion pursuant to Section 5, in the event of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Convertible Preferred Stock shall be entitled to receive, in respect of any shares of Series A Convertible Preferred Stock held by them, out of assets of the Corporation available for distribution to stockholders of the Corporation or their assignees, and subject to the rights of any outstanding shares of Senior Securities and before any amount shall be distributed to the holders of Junior Securities, a liquidating distribution (the “Liquidation Distribution”) in an amount equal to the greater of (i) the Liquidation Preference, plus any accrued and unpaid Common Stock Dividends at the time of such Liquidation Event, and (ii) the amount such holder of Series A Convertible Preferred Stock would have been entitled to receive had such holder converted its shares of Series A Convertible Preferred Stock into shares of Common Stock at the then-applicable Conversion Rate immediately prior to such Liquidation Event. If, upon a Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of Series A Convertible Preferred Stock and the holders of any shares of Parity Securities ranking on parity with the Series A Convertible Preferred Stock, with respect to any distribution of assets upon a Liquidation Event, are insufficient to pay in full the amount of all such Liquidation Preference plus any accrued and unpaid Common Stock Dividend payable with respect to the Series A Convertible Preferred Stock and all liquidation preferences payable with respect to any such Parity Securities, then the holders of Series A Convertible Preferred Stock and such Parity Securities shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

3.2    Written notice of any Liquidation Event stating a payment date and the place where such payments shall be made, shall be given by mail, postage prepaid, or by telecopy to non-U.S. residents, not less than ten (10) Business Days prior to the payment date stated therein, to the holders of record of shares of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at such holder’s address as shown by the records of the Corporation; provided, however, that the Corporation will be deemed to have provided such notice if the Corporation furnishes or files such information with the Securities and Exchange Commission via the EDGAR (or successor) filing system and such information is publicly available not less than ten (10) Business Days prior to the payment date.

3.3    After the payment in cash or proceeds to the holders of shares of the Series A Convertible Preferred Stock of the full amount of the Liquidation Distribution with respect to outstanding shares of Series A Convertible Preferred Stock, the holders of outstanding shares of Series A Convertible Preferred Stock shall have no right or claim, based on their ownership of shares of Series A Convertible Preferred Stock, to the remaining assets of the Corporation, if any.

Section 4.    Voting Rights.

4.1    Voting Generally. Except as provided in Section 4.2 and Subsection 5.3(ii)(B), holders of shares of Series A Convertible Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Corporation then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the

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Corporation); provided, however, that shares of Series A Convertible Preferred Stock shall not be entitled to vote with respect to the Stockholder Approval or as may otherwise be limited by the rules of NYSE. The holders of the Series A Convertible Preferred Stock shall be entitled to notice of all stockholders’ meetings in accordance with the Corporation’s bylaws in the election of directors and as otherwise required by applicable law. Except as set forth herein or to the extent required by the DGCL, the holders of the Series A Convertible Preferred Stock shall not have any voting rights. In any case in which the holders shall be entitled to vote as a separate class pursuant to the Corporation’s certificate of incorporation, this Certificate of Designation or Delaware law, each holder shall be entitled to one vote for each share of Series A Convertible Preferred Stock held on the record date for determining the stockholders of the Corporation eligible to vote thereon. If the holders are entitled to vote with the holders of the Corporation’s Common Stock, they shall vote on an as converted basis, assuming full conversion pursuant to Section 5(i)(b) (provided that, solely for the purpose of determining the voting power of the Series A Convertible Preferred Stock pursuant to this Section 4.1, the Conversion Price shall be deemed to be the greater of the actual Conversion Price and $2.47 (as adjusted for Common Stock splits and combinations)) with a Conversion Date deemed to be the record date for such vote.

4.2    Adverse Changes. The vote or consent of the holders of at least a majority of the shares of Series A Convertible Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(i)    any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Corporation’s certificate of incorporation (including this Certificate of Designation) or bylaws of the Corporation that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Convertible Preferred Stock; and

(ii)    (a) any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designation or otherwise) to, the Corporation’s certificate of incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, any Parity Securities or Senior Securities or any other class or series of Capital Stock of the Corporation ranking senior to, or on a parity basis with, the Series A Convertible Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or (b) the issuance of any Parity Securities, Senior Securities or any other class or series of Capital Stock of the Corporation ranking senior to, or on a parity basis with, the Series A Convertible Preferred Stock;

provided, however, that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Convertible Preferred Stock) into, or the issuance of, Parity Securities or Senior Securities will not require the vote of the holders of the Series A Convertible Preferred Stock as long as the proceeds from any such issuance consist entirely of cash and the proceeds (net solely for expenses incurred in such issuance and the repayment of any Material Indebtedness, the terms of which would prohibit such repurchase of shares of Series A Preferred Stock) are used by the Corporation to repurchase shares of Series A Convertible Preferred Stock.

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4.3    Specified Investor Adverse Changes. For so long as a Specified Investor (i) continues to hold at least 50% of the Series A Convertible Preferred Stock issued to such Specified Investor on the Issuance Date and (ii) the Specified Investors and their respective Permitted Transferees collectively continue to hold at least 50% of the aggregate Series A Convertible Preferred Stock issued on the Issuance Date to the Specified Investors, the vote or consent of each Specified Investor then satisfying clause (i) shall be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(a)    any action that requires consent of the holders of the Series A Convertible Preferred Stock under Section 4.2;

(b)    any incurrence or issuance by the Company and its Subsidiaries of any convertible debt securities;

(c)    any incurrence or issuance by the Company and its Subsidiaries of any non-convertible indebtedness for borrowed money with an aggregate principal amount at any time in excess of $20 million other than (i) in connection with ordinary course securitization or warehouse transactions (including, for the avoidance of doubt, term loan or other refinancings thereof), (ii) as permitted pursuant to Section 7.03 of the Credit Agreement or (iii) indebtedness incurred to repurchase the Series A Convertible Preferred Stock;

(d)    any declaration or payment by the Company and its Subsidiaries of any dividend or distribution (other than consisting solely of additional equity securities of the Corporation) on, or redemption, repurchase or acquisition of any equity interests of, the Corporation other than (i) the payment of Redemption Price on the Series A Convertible Preferred Stock, and (ii) ordinary course repurchases, redemptions or other acquisitions of equity held by any current or former officer, director, consultant or employee of the Corporation or any Subsidiary to the extent permitted by Section 7.06(c) of the Credit Agreement; or

(e)    entry into any Liquidation Event, upon consummation of which the Series A Convertible Preferred Stock would not receive at least payment in full, in cash of the Liquidation Preference;

provided, however, that the rights granted to the Specified Investors pursuant to this Section 4.3 are held solely by the Specified Investors and in the event of a transfer of the Series A Convertible Preferred Stock by a Specified Investor, such transferee (other than a Permitted Transferee) shall not be entitled to any of the rights set forth in this Section 4.3.

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Section 5.    Conversion; Redemption; Conversion Price Adjustments.

5.1    Conversion.

(i)    Subject to the provisions of this Section 5:

(a)    Conversion at the option of the holder. At any time following receipt of the Stockholder Approval, a holder may, at the holder’s option, elect to convert all or any portion of the shares of Series A Convertible Preferred Stock held by such holder into, with respect to each share of Series A Convertible Preferred Stock so converted, (i) the number of shares of Common Stock equal to the then-applicable Conversion Rate as of the Conversion Date and (ii) the right to receive a cash payment in lieu of fractional shares, if any. A holder may exercise its right of conversion pursuant to this Section 5.1(i)(a) in respect of all or any portion of such holder’s Series A Convertible Preferred Stock; provided that, in each case, no right of conversion pursuant to this Section 5.1(i)(a) may be exercised by a holder on any particular Conversion Date in respect of less than 1,000 shares of Series A Convertible Preferred Stock (unless such conversion relates to all shares of Series A Convertible Preferred Stock held by such holder); and

(b)    Conversion at the option of the Corporation. If, for any date (a “Forced Conversion Determination Date”) following October [•], 20211, the daily VWAP for a share of Common Stock is more than 200% of the Conversion Price, subject to adjustment solely pursuant to Section 5.4(i), on each such Trading Day for at least twenty (20) Trading Days (whether or not consecutive) in the period of thirty (30) consecutive Trading Days (provided that such twenty (20) Trading Days includes the final five (5) Trading Days of such thirty (30) Trading Day period) ending on (and including) the Trading Day immediately prior to such Forced Conversion Determination Date, then, at the Corporation’s option, each outstanding share of Series A Convertible Preferred Stock (excluding any shares that are subject to a Repurchase Notice) shall convert on such Forced Conversion Determination Date (a “Forced Conversion Date”) into (i) the number of shares of Common Stock equal to the then-applicable Conversion Rate as of the Forced Conversion Determination Date and (ii) the right to receive a cash payment in lieu of fractional shares, if any.

5.2    Procedures for Conversion. In order to convert shares of Series A Convertible Preferred Stock pursuant to Section 5.1(a), a holder must (a) deliver to the Corporation (or such other office or agency of the Corporation as it may designate by notice in writing to the registered holder at the address of the holder appearing on the books of the Corporation) (i) a duly completed and executed copy of a notice of conversion substantially in the form attached hereto as Exhibit A-1 (a “Notice of Conversion”); (ii) the certificate or certificates (if any) of the Series A Convertible Preferred Stock to be converted; and (iii) if required, appropriate endorsements and transfer documents; and (b) if required, pay any stock transfer, documentary, stamp or similar taxes payable by the holder in connection therewith and in respect of any other transfer occurring contemporaneously with such conversion under Section 5.8. The date on which such deliveries shall have taken place, and any conditions specified in the Notice of Conversion pursuant to the immediately following sentence have been satisfied, shall be referred to herein as the “Conversion Date”. A holder delivering a Notice of Conversion hereunder may specify in such Notice of Conversion that its election to effect a conversion pursuant to Section 5.1(a) is contingent upon the occurrence or non-occurrence of an event or consummation of a designated or type of transaction, in which case such conversion shall not occur until such time as the conditions set forth in the Notice of Conversion have been satisfied.

[1]	Note: Insert 1.5 year anniversary of the Issuance Date.

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5.3    Repurchase at the option of the holder; Repurchase Default.

(i)    At any time on or after the Specified Date, each holder of Series A Convertible Preferred Stock has the option in its sole discretion, to cause the Corporation to repurchase (“Repurchase”) all or a portion (but in no less than $1,000,000 increments based on the Liquidation Preference as of the date of the Repurchase Notice (or such lesser amount to the extent the Repurchase Notice relates to all of the outstanding shares of the Series A Convertible Preferred Stock)) of such holder’s shares of Series A Convertible Preferred Stock (the “Repurchase Option”), for an amount per share of Series A Convertible Preferred Stock equal to the Liquidation Preference of such share (the “Repurchase Price”). The Repurchase Price shall be paid in cash (including by wire transfer of immediately available funds). A holder may exercise its Repurchase Option under this Section 5.3 by delivery of a duly completed and executed copy of a notice substantially in the form attached hereto as Exhibit A-2 to the Corporation (the “Repurchase Notice”). A holder delivering a Repurchase Notice hereunder may specify in such Repurchase Notice that its election to exercise its Repurchase Option is contingent upon the occurrence or non-occurrence of an event or consummation of a designated or type of transaction, in which case the Repurchase shall not occur until such time as the conditions set forth in the Repurchase Notice have been satisfied. Such Repurchase shall be completed on a date specified in the Repurchase Notice, which shall be not less than five (5) Business Days and not more than thirty (30) Business Days following the date of the Repurchase Notice, or, if applicable, the date on which the conditions set forth in the Repurchase Notice have been satisfied (the “Repurchase Date”) unless otherwise agreed between such holder and the Corporation. Prior to the payment of the Repurchase Price, each holder of Series A Convertible Preferred Stock may at any time convert its shares of Series A Convertible Preferred Stock to Common Stock, even if an election has been made with respect to a Repurchase, and upon any conversion any obligation of the Corporation to pay the Repurchase Price with respect to the converted shares shall cease. Without the consent of each Specified Investor, the Corporation will not enter into or amend any agreement relating to any Material Indebtedness in such a way that would by its terms prohibit a Repurchase from being consummated on or after October [●], 20222, it being understood that the Corporation shall not be required to amend any agreement existing on the Issuance Date that relates to Material Indebtedness that prohibits such repurchase.

If a holder does not elect to exercise its Repurchase Option pursuant to this Section 5.3 with respect to all of its shares of Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock held by it and not surrendered for repurchase by the Corporation will remain outstanding until otherwise subsequently converted, repurchased, reclassified or canceled. Notwithstanding anything contained herein to the contrary, until a share of Series A Convertible Preferred Stock is repurchased by the payment in full of the applicable Repurchase Price or converted, reclassified or canceled, such share of Series A Convertible Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein including the right to convert.

[2]	Note: Insert 2.5 year anniversary of the Issuance Date.

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As used in this Certificate of Designation: (1) “Material Indebtedness” means (a) obligations under the Credit Agreement and (b) any other obligation of the Corporation with respect to indebtedness for borrowed money in a principal amount in excess of $20 million; (2) “Specified Date” means (a) November 28, 2024, or (b) October [•], 20223 if at any time prior to November 28, 2024 a Repurchase of the outstanding Series A Convertible Preferred Stock would not cause the Series A Convertible Preferred Stock to be treated as “Disqualified Equity Interests” or other indebtedness prohibited by any agreement of the Corporation relating to Material Indebtedness; and (3) “Specified Investor” means (a) TOBI III SPE I LLC and its Affiliates and their Permitted Transferees and (b) Snow Phipps Group, LLC and its Affiliates and their Permitted Transferees, in each case that hold shares of Series A Convertible Preferred Stock on the date of determination.

(ii)    If the Corporation does not repurchase in full, in cash, the shares of Series A Convertible Preferred Stock subject to a Repurchase Notice delivered by a Specified Investor (including on account of any limitations at law on the Corporation’s ability to timely pay the Repurchase Price), within six (6) months following the applicable Repurchase Date (a “Repurchase Default”), such Specified Investor will have the following rights, in such holder’s sole discretion (until the Repurchase Price for the shares of Series A Convertible Preferred Stock subject to such Repurchase Notice has been paid in full, in cash, or such shares of Series A Convertible Preferred Stock have been converted):

(A)    such Specified Investor (such holder, the “Lead Holder”) may force a sale of the Corporation (including causing the Corporation to hire investment bankers, attorneys and other advisors selected by the Lead Holder, such advisors being instructed to follow the instructions of the Lead Holder, and management of the Corporation providing full cooperation, including preparing and providing such financial and other information requested by the investment bankers or the Lead Holder, participating in meetings with prospective purchasers and to take any other action as reasonably requested by the Lead Holder in order to consummate of the proposed sale of the Corporation) (collectively, a “Forced Sale”). For the avoidance of doubt, the Lead Holder will be entitled in connection with a Forced Sale to, but will not be obligated to, assume control of such sale process at any time. Further, the method of Forced sale of the Corporation may, among other methods, be by sale of only such assets as may be required to pay the Repurchase Price or all or substantially all of the Corporation’s assets, merger, consolidation or direct sale of shares, in one or a series of transactions, as advised by the investment bankers and with the consent of the Lead Holder to attempt to maximize the proceeds obtained thereon in order to pay the Repurchase Price, in each case, taking account of the costs of the various transaction options and the timing thereof.

Notwithstanding any of the foregoing, if the DGCL or NYSE rules require the approval of the holders of the Common Stock or other holders of the Corporation’s capital stock in connection with a Forced Sale, such Forced Sale shall be subject to, and contingent upon, obtaining such approvals; and

(B)    if the Repurchase relates to a majority of the outstanding shares of Series A Convertible Preferred Stock, the aggregate number of directors constituting the Board of Directors shall be increased by two and, in addition to the rights of the holder pursuant to Section 4 hereunder, such additional two directors (the “Holder Directors”) shall be elected by the Series A Convertible Preferred Stock, voting separately as a class to the exclusion of other classes of the Corporation’s capital stock (both immediately and at each subsequent annual or other meeting of the stockholders for the election of its Board of Directors). The Holder Directors shall serve until the next annual meeting for the election of the Board of Directors, or until his or her successor shall be elected and shall qualify, or until his or her right to hold such offices terminates pursuant to the provisions of this Subsection 5.3(ii)(B). Until the Repurchase Default is cured by the timely payment of the amounts due to the Specified Investor pursuant to the Repurchase Option, any Holder Director so elected may be removed at any time, without cause, only by the affirmative vote of a majority of the Series A Convertible Preferred Stock entitled to vote thereon at a special meeting of such holders of Series A Convertible Preferred Stock called for that purpose, and any vacancy created thereby may be filled by the vote of such holders. If and when the Repurchase Default ceases to exist, the holders entitled to elect the Holder Directors hereunder shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent Repurchase Default in the payment of amounts due pursuant to a Repurchase that relates to a majority of the outstanding shares of Series A Convertible Preferred Stock. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected as Holder Directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Subsection 5.3(ii)(B) shall be in addition to any other voting grants granted to the holders of Series A Convertible Preferred Stock pursuant to this Certificate of Designation. Notwithstanding anything to the contrary in this Certificate of Designation, the rights of the Series A Preferred Stock under this Section 5.3(ii)(B) shall be limited as may be necessary to comply with applicable NYSE rules.

5.4    Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 5.4 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 5.4 so as to result in duplication:

[3]	Note: Insert 2.5 year anniversary of the Issuance Date.

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(i)    Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, in each case, in which the shares of the Series A Convertible Preferred Stock do not participate, the number of shares of Common Stock issuable upon conversion of each share of Series A Convertible Preferred Stock at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted in proportion to such increase or decrease in the aggregate number of shares of Common Stock outstanding so that after such date each share of Series A Convertible Preferred Stock shall be convertible into the number of shares of Common Stock which a holder of one share of Series A Convertible Preferred Stock would have owned or been entitled to receive in respect of such share of Series A Convertible Preferred Stock after such date had such holder converted its share of Series A Convertible Preferred Stock immediately prior to the date of the applicable event occurring in clauses (i)-(iii) above. In such event, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of shares of Common Stock issuable upon conversion of one share of Series A Convertible Preferred Stock before such adjustment and (2) the Conversion Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of shares of Common Stock issuable upon conversion of one share of Series A Convertible Preferred Stock determined pursuant to the immediately preceding sentence.

(ii)    Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions or a transaction to which Section 5.4(i) is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than the Conversion Price in effect immediately prior to the date of the agreement on pricing such shares (or such convertible securities) then, in such event the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction (1) the numerator of which shall be the sum of (y) the number of shares of Common Stock (or into which convertible securities may be exercised or converted) that would have been issued assuming the additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to the Conversion Price (such amount determined by dividing the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock to be issued (or into which convertible securities may be exercised or converted) by the Conversion Price immediately prior to the date of the agreement on pricing such shares (or such convertible securities)) and (z) the number of shares of Common Stock outstanding on such date and immediately prior to the issuance of additional shares (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (2) the denominator of which shall be the sum of

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(y) the number of shares of Common Stock outstanding on such date (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (z) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or converted).

For purposes of this Section 5.4(ii), the aggregate consideration receivable by the Corporation in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities, plus (y) the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock plus (z) the Fair Market Value of any consideration that consists all or in part of property other than cash; and “Permitted Transactions” shall include issuances (i) as consideration for or to fund an acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors, (iii) pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this sentence and outstanding as of April [•], 2020, or pursuant to issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which shares of the Series A Convertible Preferred Stock participate or a stockholder rights plan, (iv) of the Corporation’s Series A Convertible Preferred Stock and the conversion thereof, (v) pursuant to the Warrants and (vi) securities in a transaction described in Section 5.4(i) or Section 5.4(v). Any adjustment made pursuant to this Section 5.4(ii) shall become effective immediately upon the date of such issuance.

Upon the expiration or termination of any unexercised or unconverted or unexchanged convertible security which resulted in an adjustment to the Conversion Price pursuant to the terms of this Section 5.4(ii), the Conversion Price shall be readjusted to such Exercise Price that would then be in effect if such convertible security had never been issued.

(iii)    [Reserved].

(iv)    Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

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(v)    Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 5.4(i)), the right of a holder of Series A Convertible Preferred Stock to receive shares of Common Stock upon conversion shall be converted into the right to receive the number of shares of stock or other securities or property (including cash) (“Exchange Property”) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon conversion immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Series A Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the right of a holder to convert shares of Series A Convertible Preferred Stock for any shares of stock or other securities or property pursuant to this paragraph. If and to the extent that the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the holder shall be entitled to receive upon conversion of shares of Series A Convertible Preferred Stock shall be specified by the holder, which specification shall be made by the holder by the later of (i) ten (10) Business Days after the holder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock, and (ii) the last time at which the holders of Common Stock are permitted to make their specifications known to the Corporation; provided, however, that if the holder fails to make any specification within such time period, the holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock that are not affiliated with the Corporation (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such Business Combination, all references to shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock herein shall be deemed to refer to the consideration to which the holder is entitled pursuant to this Section 5.4(v). The provisions of this clause shall similarly apply to successive Business Combinations. The Corporation (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Business Combination, provide written notice to the holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property provided, however, that the Corporation will be deemed to have provided such notice if the Corporation furnishes or files such information with the Securities and Exchange Commission via the EDGAR (or successor) filing system and such information is publicly available not less than thirty (30) days prior to the anticipated effective date of such Business Combination. Failure to deliver such notice shall not affect the operation of this Section 5.4(v). The Corporation shall not enter into any agreement for a transaction constituting a Business Combination unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Convertible Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 5.4(v), (ii) to the extent that the Corporation is not the surviving corporation in such Business Combination or will be dissolved in connection with such Business Combination, proper provision shall be made in the agreements governing such Business Combination for the conversion of the Series A Convertible Preferred Stock into stock of the Person surviving such Business Combination or such other continuing entity in such Business Combination, and (iii) maintains in all respects a holder’s right to receive the Liquidation Preference in connection with any Business Combination that constitutes a Change of Control.

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(vi)    Rounding of Calculations; Minimum Adjustments. All calculations under this Section 5.4 shall be made to the nearest one-tenth (1/10th) of a cent. Any provision of this Section 5.4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01, or more.

(vii)    Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series A Convertible Preferred Stock being converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

(viii)    Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 5.4, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder at the address appearing in the Corporation’s records.

(ix)    Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 5.4 (but only if the action of the type described in this Section 5.4 would reasonably be expected to result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon conversion of shares of Series A Convertible Preferred Stock), the Corporation shall give notice to each holder, in the manner set forth in Section 5.4(viii), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Convertible Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, but shall not affect any claims or rights resulting from the failure to properly provide such notice pursuant to this Certificate of Designation. The Corporation will be deemed to have provided the notice

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required pursuant to this Section 5.4(ix) if the Corporation furnishes or files such information with the Securities and Exchange Commission via the EDGAR (or successor) filing system and such information is publicly available not less than ten (10) days prior to the date so fixed or the taking of such proposed action, as applicable.

(x)    Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5.4, the Corporation shall take any action which may be necessary, including obtaining regulatory, NYSE or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock issuable upon conversion of all outstanding shares of Series A Convertible Preferred Stock.

(xi)    Stockholder rights plans. If the Corporation has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date or Forced Conversion Date and the Series A Convertible Preferred Stock did not participate in the distribution of the rights under such rights plan: upon conversion of any shares of the Series A Convertible Preferred Stock, holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date or Forced Conversion Date, as applicable, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of Common Stock as described in Section 5.4(ii), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock or other property or securities and the Series A Convertible Preferred Stock does not participate in such exchange, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 5.4(ii).

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the adjustments made upon the occurrence of the Trigger Event had been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 5.4(xi), no adjustment shall be required to be made to the Conversion Rate with respect to any holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such holder who receives Series A Convertible Preferred Stock in such transfer after the time such holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

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(xii)    Adjustment Rules.

(a)    Any adjustments pursuant to this Section 5.4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below par value of the Common Stock, then such adjustment in the Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

(b)    Except as otherwise provided in this Section 5.4, the Conversion Price will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(c)    Notwithstanding anything in this Certificate of Designation to the contrary, no adjustment to the Conversion Price shall be made pursuant to Section 5.4 for a transaction (other than for share splits or share combinations pursuant to Section 5.4(i)):

(i)

if the Corporation makes a provision for the holders of the Series A Convertible Preferred Stock to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participating in such transaction, without converting shares of Series A Convertible Preferred Stock, as if each holder of Series A Convertible Preferred Stock held a number of shares of Common Stock equal to the number of shares of Common Stock such holder would have held if such holder had converted its shares of Series A Convertible Preferred Stock at the Conversion Price (without giving effect to any adjustment pursuant to Section 5.4 on account of such transaction) in effect at the time of such transaction;

(ii)

upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(iii)

upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding on April [•], 2020 (including the Series A Convertible Preferred Stock and the Warrants) or which has otherwise already given rise to an adjustment hereunder at the time such option, warrant, right, or exercisable, exchangeable or convertible security was issued; or

(iv)	for a change in the par value of the Common Stock.

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5.5    Limitations on Conversion. Notwithstanding anything in this Certificate of Designation to the contrary, the holders shall not have the right to acquire shares of Common Stock pursuant to a conversion of the Series A Convertible Preferred Stock, and the Corporation shall not issue shares of Common Stock pursuant to a conversion of the Series A Convertible Preferred Stock, until receipt of the Stockholder Approval.

5.6    Effect of Conversion or Repurchase. All shares of Series A Convertible Preferred Stock converted or repurchased as provided in this Section 5 shall no longer be deemed outstanding as of the effective time of the applicable conversion or repurchase, as the case may be, and all rights with respect to such shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock and/or cash in exchange therefor, as applicable. Upon each conversion the Corporation shall promptly instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record within one (1) Business Day the issuance of the shares of Common Stock issuable upon such conversion to the holder in book-entry form pursuant to the Transfer Agent’s regular procedures, and deliver any cash to be paid to such holder in lieu of any fractional shares of Common Stock on the Conversion Date or Forced Conversion Date, as applicable. Such underlying shares of Common Stock shall be deemed to have been validly issued, be fully paid and non-assessable and the holder shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the Conversion Date or Forced Conversion Date, as applicable.

5.7    Reservation of Stock. The Corporation shall at all times, when any shares of Series A Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued Capital Stock, solely for the purpose of issuance upon the conversion of the shares of Series A Convertible Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock into the maximum number of shares of Common Stock pursuant to this Section 5. The Corporation shall take all such corporate actions as may be necessary on the part of the Corporation to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The shares of Common Stock which may be issued upon the conversion of the Series A Convertible Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, will be free of any preemptive rights or any liens and, subject to receipt of the Stockholder Approval, will be listed on the stock exchange on which the shares of Common Stock are then listed.

5.8    No Charge or Payment. The issuance of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to Section 5.1 shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Section 6.    Transfer; Registration

6.1    Restrictive Legend. The shares of Series A Convertible Preferred Stock (unless and until transferred in a sale registered under the Securities Act of 1933, as amended (the “Securities Act”) or transferred pursuant to Rule 144 promulgated under the Securities Act, or any successor rule or regulation hereafter adopted by the Securities and Exchange Commission, as such rule may be amended from time to time (“Rule 144”)), will be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

6.2    Transferability. Subject to the provisions of Section 6.1 any holder of Series A Convertible Preferred Stock may sell, assign, transfer, pledge or dispose of all or any portion of such holder’s shares of Series A Convertible Preferred Stock at any time or from time to time. Notwithstanding the foregoing, prior to the earlier of (a) April [•], 20214 and (b) the consummation of a Change of Control, without the prior written consent of the Corporation, neither any holder nor any Permitted Transferee shall sell, assign, transfer, pledge or dispose of all or any portion of such holder’s shares of Series A Convertible Preferred Stock to any Person other than a Permitted Transferee; provided that as a condition to any such sale, assignment, transfer, pledge or disposition, the Permitted Transferee agrees to be bound, and any shares of Series A Convertible Preferred Stock so transferred, shall remain subject to the terms of this Certificate of Designation (including these transfer restrictions); provided further that if such holder ceases to be an Affiliate of such Permitted Transferee, such Permitted Transferee shall be required to transfer such shares of Series A Convertible Preferred Stock or any shares of Common Stock issued upon conversion thereof back to such holder or to another Permitted Transferee of such holder immediately. Any attempted sale, assignment, transfer, pledge or disposition in violation of this Section 6.2 shall be null and void ab initio.

6.3    Register. The Corporation shall keep at its principal office a register for the registration of Series A Convertible Preferred Stock. Upon the surrender of any certificate representing Series A Convertible Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Convertible Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Convertible Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

Section 7.    Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender

[4]	Note: Insert first anniversary of the Issuance Date.

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of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Convertible Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 8.    Definitions. As used in this Certificate of Designation:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used in this Certificate of Designation, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Certificate of Designation, (A) the Corporation and its Subsidiaries, on the one hand, and any holder or its Affiliates, on the other, shall not be considered Affiliates, (B) any fund or account managed, advised or subadvised, directly or indirectly, by a holder or its Affiliates, shall be considered an Affiliate of such holder and (C) none of Snow Phipps Group, LLC and their Affiliates shall be considered an Affiliate of any of the TOBI III SPE I LLC and its Affiliates and vice versa.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the holder (or if there is more than one holder, a majority in interest of the holders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the holder; otherwise, the average of all three determinations shall be binding upon the Corporation and the holder. The costs of conducting any Appraisal Procedure shall be borne equally by the Corporation, on the one hand, and the holder (or holders, as applicable), on the other hand.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Convertible Preferred Stock, if any, owned by such Person to Common Stock).

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“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” shall be deemed to have occurred at such time as any of the following events shall occur:

(a)    any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of Capital Stock of the Corporation representing a majority of the total voting power of all of the Corporation’s outstanding Voting Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that the acquisition of such beneficial ownership by any of (i) Snow Phipps Group, LLC and its Affiliates or (ii) TOBI III SPE I LLC and its Affiliates or (iii) any group in which any of the foregoing are a member, in each case other than as a result of a transaction approved by a majority of the disinterested directors, shall not be a Change of Control under this clause (a); or

(b)    the Corporation consolidates with or merges with or into another Person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes (excluding in any event ordinary course warehouse and securitization transactions or pledges (but not foreclosures thereon) in respect of indebtedness) of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries to any Person (other than a Subsidiary of the Corporation) or any Person (other than a Subsidiary of the Corporation) consolidates with, or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (b) shall be a Change of Control if Persons that beneficially own the Common Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee Person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Common Stock immediately prior to the transaction.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Conversion Price” means $3.85 per share of Common Stock, subject to adjustment from time to time pursuant to Section 5.

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“Conversion Rate” means, for each share of Series A Convertible Preferred Stock, the quotient of (i) $1,000 divided by (ii) the then-applicable Conversion Price.

“Credit Agreement” means the Credit Agreement among Velocity Financial, LLC, Velocity Commercial Capital, LLC, Velocity Commercial Resources, LLC, the lenders party thereto and Owl Rock Capital Corporation, dated as of August 29, 2019, and amended as of October 15, 2019 and as of February 5, 2020.

“DGCL” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property determined as follows:

•

if the security is listed on the NYSE, the VWAP of the security measured over the five (5) Trading Day period ending on and including the specified date (or, if the specified date is not a Trading Day, the five (5) Trading Day period ending on the Trading Day immediately preceding the specified date);

•

if the security is not then listed on a U.S. national securities exchange, the VWAP of the security measured over the five (5) Trading period ending on and including the specified date (or, if the specified date is not a Trading Day, the five (5) Trading Day period ending on the Trading Day immediately preceding the specified date), as reported on the principal over-the-counter quotation system on which such securities trades; or

•	in all other cases, as determined by a majority of the Board of Directors, acting in good faith.

If any holder objects in writing to the calculation of Fair Market Value (regardless of its method of calculation hereunder) within ten (10) Business Days of receipt of written notice thereof and the holder and the Corporation are unable to agree on a fair market value during the ten (10)-day period following the delivery of such holder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the thirtieth (30th) day after delivery of the holder’s objection.

“holder” of Series A Convertible Preferred Stock means a Person in whose name the shares of the Series A Convertible Preferred Stock are registered, which Person shall be treated by the Corporation, and any transfer agent, registrar, paying agent and conversion agent of the Corporation, as the absolute owner of the shares of Series A Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Convertible Preferred Stock in violation this Certificate of Designation shall be a holder, and any such transfer agent, registrar, paying agent and conversion agent, as applicable, shall not, unless directed otherwise by the Corporation, recognize any such Person as a holder and the Person in whose name the shares of the Series A Convertible Preferred Stock were registered immediately prior to such transfer shall remain the holder of such shares.

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“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Corporation.

“Issuance Date” means April [●], 2020.

“Junior Securities” means any Capital Stock of the Corporation, except for the Series A Convertible Preferred Stock or any other class or series of the Corporation’s Capital Stock which is senior to or pari passu with the Series A Convertible Preferred Stock with respect to preference and priority on dividends or liquidation as permitted by the terms of the Series A Convertible Preferred Stock hereunder.

“Liquidation Event” shall mean (a) a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, or (b) a Change of Control.

“Liquidation Preference” means (a) for the period beginning on the Issuance Date to, but not including, October [●], 20225, $2,000 per share of Series A Convertible Preferred Stock, (b) for the period beginning on and including October [●], 20226 to and including November 28, 2024, an amount equal to $2,000 per share of Series A Convertible Preferred at the start of such period and increasing to an amount greater than $2,000 and equal to or less than $3,000 per share of Series A Convertible Preferred Stock by linear interpolation based upon the date of determination and number days during such period, and (c) from and after November 28, 2024, $3,000 per share of Series A Convertible Preferred Stock.

“Market Price” means, with respect to the Common Stock, on any given Trading Day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the NYSE on such day. If the Common Stock is not traded on the NYSE on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of an Independent Financial Advisor retained by the Corporation for this purpose and certified in a resolution sent to the relevant holder(s). For the purposes of determining the Market Price of the Common Stock on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time

[5]	Note: Insert the 2.5 year anniversary of the Issuance Date.
[6]	Note: Insert the 2.5 year anniversary of the Issuance Date.

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of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“NYSE” means the New York Stock Exchange and such principal stock exchange on which the Common Stock is then listed or traded if not then listed or traded on the New York Stock Exchange.

“Parity Securities” means any Capital Stock of the Corporation, the terms of which provide that such class or series ranks on a parity with the Series A Convertible Preferred Stock with respect to preference and priority on dividends or liquidation of the Corporation as permitted by the terms of the Series A Convertible Preferred Stock hereunder.

“Permitted Transferee” means with respect a holder: (i) any Affiliate of the holder and (ii) with respect to any holder that is an investment fund or a vehicle of an investment fund (or investment funds), any other investment fund or vehicle of which such holder or an Affiliate thereof serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Series A Convertible Preferred Stock or Warrants (or the shares of Common Stock underlying Series A Convertible Preferred Stock or Warrants)) and in which such holder or Affiliate thereof retains sole voting and dispositive power (or in which such voting and dispositive power is shared solely between Permitted Transferees); provided that a portfolio company of a holder or its Affiliates shall not be a Permitted Transferee.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (a) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other offer available to substantially all holders of Common Stock, in the case of both (a) or (b), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while shares of Series A Convertible Preferred Stock are outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of April 5, 2020, as amended from time to time, by and among the Corporation and other parties thereto, including all schedules and exhibits thereto.

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“Senior Securities” means any Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Series A Convertible Preferred Stock with respect to preference and priority on dividends or liquidation of the Corporation as permitted by the terms of the Series A Convertible Preferred Stock hereunder.

“Stockholder Approval” means the approvals by the holders of Common Stock that are required under the listing standards of NYSE (and any successor thereto and any other trading market on which the Common Stock is listed), including Section 312.03 of the NYSE Listed Company Manual for the issuance of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the Warrants.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (b) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or sole manager thereof; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Trading Day” means a day on which:

(a)    trading in the Common Stock generally occurs on the NYSE; and

(b)    during the one-half hour period ending on the scheduled close of trading on any Trading Day no material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock existed or occurred.

If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Voting Stock” means the Common Stock and any other class or series of Capital Stock of the Corporation ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “VEL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Corporation). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

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“Warrants” means the Common Stock Purchase Warrants of the Corporation issued pursuant to the Securities Purchase Agreement.

Section 9.    Amendment and Waiver. Except as set forth herein, no amendment, modification, alteration, repeal or waiver of any provision of this Certificate of Designation shall be binding or effective without the prior written consent of the holders of a majority of the Series A Convertible Preferred Stock outstanding at the time such action is taken; provided that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series A Convertible Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Convertible Preferred Stock then outstanding.

Section 10.    Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Corporation, to its office at Velocity Financial, Inc., 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362 (Attention: Christopher D. Farrar) (ii) if to any holder, to such holder at the address of such holder as listed in the stock record books of the Corporation or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

Section 11.    Other Rights. The shares of Series A Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Certificate of Designation or in the Corporation’s certificate of incorporation or as provided by applicable law and regulation; provided, however, that in the event of any conflict between the Corporation’s certificate of incorporation and the provisions set forth in this Certificate of Designation, this Certificate of Designation shall control.

Section 12.    Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

Section 13.    Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 14.    Breaches, Remedies, Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance

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and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders and that the remedy at law for any such breach will be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 15.    Cancellation of Series A Convertible Preferred Stock. Any share of Series A Convertible Preferred Stock acquired (whether by repurchase, conversion or otherwise) by the Corporation or any of its Subsidiaries shall immediately upon acquisition of such shares of Series A Convertible Preferred Stock be cancelled and may not be held in treasury, reissued, sold or otherwise transferred by the Corporation or any of its Subsidiaries.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed and acknowledged by the undersigned this _______ day of April 2020.

VELOCITY FINANCIAL, INC.

By:
Name:
Title:

Exhibit A-1

Notice of Conversion

The undersigned holder of Series A Convertible Preferred Stock hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below pursuant to Section 5 of the Certificate of Designation into shares of Common Stock[, subject to the satisfaction or waiver of the conditions below]. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Series A Convertible Preferred Stock of Velocity Financial, Inc. dated as of April [•], 2020 (the “Certificate of Designation”).

Conditions precedent to Conversion: [            ]

Conversion Calculations:

Number of shares of Series A Convertible Preferred Stock owned prior to conversion: [            ]

Number of shares of Series A Convertible Preferred Stock to be converted: [            ]

Number of Shares of Common Stock to be Issued: [            ]

Applicable Conversion Price: [            ]

Number of shares of Series A Convertible Preferred Stock owned subsequent to conversion: [            ]

[HOLDER]

By:
Name:
Title:

Date:

Exhibit A-2

Repurchase Notice

The undersigned holder of Series A Convertible Preferred Stock hereby irrevocably elects to cause the Corporation to repurchase the number of shares of Series A Convertible Preferred Stock indicated below pursuant to Section 5 of the Certificate of Designation[, subject to the satisfaction or waiver of the conditions below]. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Series A Convertible Preferred Stock of Velocity Financial, Inc. dated as of April [●], 2020 (the “Certificate of Designation”).

Conditions precedent to Repurchase: [            ]

Repurchase Calculations:

Number of shares of Series A Convertible Preferred Stock owned prior to repurchase: [            ]

Number of shares of Series A Convertible Preferred Stock to be repurchased: [            ]

Repurchase Date: [            ] (Enter a date that is not less than five (5) Business Days and not more than thirty (30) Business Days following the date of this Repurchase Notice. The Repurchase Date must be a Business Day.)

[HOLDER]

By:
Name:
Title:

Date:

Exhibit C

[FORM OF WARRANT TO PURCHASE COMMON STOCK]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

WARRANT No.

to purchase

Shares of Common Stock

VELOCITY FINANCIAL, INC.

a Delaware Corporation

Issue Date: April [●], 2020

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Warrant, (A) the Corporation and its Subsidiaries, on the one hand, and any Warrantholder or its Affiliates, on the other, shall not be considered Affiliates, (B) any fund or account managed, advised or subadvised, directly or indirectly, by a Warrantholder or its Affiliates, shall be considered an Affiliate of such Warrantholder and (C) none of Snow Phipps Group, LLC and their Affiliates shall be considered an Affiliate of LVS III Holding LP or any of its Affiliates and vice versa.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne equally by the Corporation, on the one hand, and the Warrantholder (or Warrantholders, as applicable), on the other hand.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Beneficial Ownership Limitation” means beneficial ownership of 49% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant and contemporaneous exercise of any warrant by any of the Warrantholder’s Affiliates.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

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“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” shall be deemed to have occurred at such time as any of the following events shall occur:

(A)     any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of Capital Stock of the Corporation representing a majority of the total voting power of all of the Corporation’s outstanding Voting Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that the acquisition of such beneficial ownership by any of (a) Snow Phipps Group, LLC and its Affiliates or (b) LVS III Holding LP or its Affiliates or (c) any group in which any of the foregoing are a member, in each case other than as a result of a transaction approved by a majority of the disinterested directors, shall not be a Change of Control under this clause (A); or

(B)     the Corporation consolidates with or merges with or into another person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes (excluding in any event ordinary course warehouse and securitization transactions or pledges (but not foreclosures thereon) in respect of indebtedness) of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries to any person (other than a Subsidiary of the Corporation) or any person (other than a Subsidiary of the Corporation) consolidates with, or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (B) shall be a Change of Control if persons that beneficially own the Common Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Common Stock immediately prior to the transaction.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Corporation” means Velocity Financial, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $[●] per Share.

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“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property determined as follows:

•

if the security is listed on the NYSE, the VWAP of the security measured over the five (5) Trading Day period ending on and including the specified date (or, if the specified date is not a Trading Day, the five (5) Trading Day period ending on the Trading Day immediately preceding the specified date);

•

if the security is not then listed on a U.S. national securities exchange, the VWAP of the security measured over the five (5) Trading period ending on and including the specified date (or, if the specified date is not a Trading Day, the five (5) Trading Day period ending on the Trading Day immediately preceding the specified date), as reported on the principal over-the-counter quotation system on which such securities trades; or

•	in all other cases, as determined by a majority of the Board of Directors, acting in good faith.

If any Warrantholder objects in writing to the calculation of Fair Market Value (regardless of its method of calculation hereunder) within ten (10) Business Days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on a fair market value during the ten (10)-day period following the delivery of such Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the thirtieth (30th) day after delivery of the Warrantholder’s objection.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Corporation.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the NYSE on such day. If the Common Stock is not traded on the NYSE on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of an Independent Financial Advisor retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the

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NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“NYSE” means the New York Stock Exchange and such principal stock exchange on which the Common Stock is then listed or traded if not then listed or traded on the New York Stock Exchange.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Permitted Transferee” means with respect the Warrantholder: (A) any Affiliate of the Warrantholder and (B) with respect to any Warrantholder that is an investment fund or a vehicle of an investment fund (or investment funds), any other investment fund or vehicle of which such Warrantholder or an Affiliate thereof serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Series A Convertible Preferred Stock or Warrants (or the shares of Common Stock underlying such Series A Convertible Preferred Stock or such Warrants)) and in which such Warrantholder or Affiliate thereof retains sole voting and dispositive power (or in which such voting and dispositive power is shared solely between Permitted Transferees); provided that a portfolio company of a Warrantholder or its Affiliates shall not be a Permitted Transferee.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 5, 2020, as amended from time to time, by and among the Corporation and other parties thereto, including all schedules and exhibits thereto.

“Regulatory Approvals” means (A) receipt of the Stockholder Approval and (B) to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

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“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Convertible Preferred Stock” means the Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share.

“Shares” has the meaning set forth in Section 2.

“Stockholder Approval” means the approvals by the holders of Common Stock that are required under the listing standards of NYSE (and any successor thereto and any other trading market on which the Common Stock is listed), including Section 312.03 of the NYSE Listed Company Manual for the issuance of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the Warrants.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (A) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (B) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or sole manager thereof; or (C) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Trading Day” means a day on which:

(a)    trading in the Common Stock generally occurs on the NYSE; and

(b)    during the one-half hour period ending on the scheduled close of trading on any Trading Day no material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock existed or occurred.

If the Common Stock is not so listed or traded, “Trading Day” means a business day.

“Voting Stock” means the Common Stock and any other class or series of Capital Stock of the Corporation ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “VEL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market

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price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Corporation). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, and any other Warrants of the Corporation issued pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received,                     or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of                      shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after receipt of the Regulatory Approvals, but in no event later than 5:00 p.m., New York City time, April [●], 2025, by (A) the surrender of this Warrant and Notice of Exercise annexed hereto as Annex A (the “Notice of Exercise”), duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by tendering in cash, by certified or cashier’s check drawn on a United States bank payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation (the date on which the Corporation receives items (A) and (B), the “Exercise Date”). Upon any exercise of this Warrant by the Warrantholder, all shares of Common Stock issuable in respect of such exercise shall be either (i) delivered by the Corporation to the Warrantholder as set forth in Section 5 or (ii) credited to book-entry accounts in favor of the Warrantholder maintained by the transfer agent of the Corporation within two (2) business days of the Exercise Date, provided that in each case the Common Stock issuable upon such exercise shall be deemed to have been issued to the Warrantholder at the close of business on the Exercise Date.

In lieu of paying the aggregate Exercise Price for the Shares specified in the applicable Notice of Exercise by cash, certified or cashier’s check or wire transfer pursuant to preceding paragraph, the Warrantholder may elect to exercise the purchase rights represented by this Warrant by authorizing the Corporation to withhold and not issue to the Warrantholder, in payment of the Exercise Price thereof, a number of such Shares equal to (x) the number of Shares for which the Warrant is being exercised, multiplied by (y) the Exercise Price, and divided by (z) the Market Price on the Exercise Date (any such exercise, a “Cashless Exercise”); and such withheld Shares

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shall no longer be issuable under the Warrant, and the Warrantholder shall not have any rights or be entitled to any payment with respect to such withheld Shares. The Corporation and Warrantholder agree to treat the Cashless Exercise of this Warrant pursuant to this Section 3 as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. In the event of a Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control, if this Warrant has not previously been exercised in full on an Exercise Date occurring before the third (3rd) business day prior to the consummation of such Change of Control, any unexercised portion of this Warrant shall be deemed exercised in full, without the delivery of a Notice of Exercise, effective immediately prior to the consummation of such Change of Control and the Warrantholder shall be entitled to receive cash in an amount equal to the amount of cash payable in such Change of Control in respect of a number of shares of Common Stock equal to the number of Shares that would be deliverable upon an exercise of this Warrant in full immediately prior to consummation of such Change of Control pursuant to this Section 3 of the unexercised portion of this Warrant, where Market Price of a share of Common Stock in such an exercise is deemed for these purposes to be the cash payable in respect of a share of Common Stock in such Change of Control; provided that, for the avoidance of doubt, if the cash payable in respect of a share of Common Stock in such Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control is less than the then-applicable Exercise Price, then upon consummation of such Change of Control the unexercised portion of this Warrant shall be cancelled for no consideration. Notwithstanding the foregoing, if an exercise of all or part of the rights represented by this Warrant is to be made in connection with a Change of Control or other event, such exercise may, at the election of the Warrantholder, be conditioned upon the consummation of the Change of Control or such other event such that such exercise shall not be deemed effective until the consummation of such Change of Control or other event.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation, within a reasonable time, an in any event not exceeding three (3) business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Regulatory Approvals shall first have been obtained.

4. Exercise Limitations. The Corporation shall not effect any exercise of this Warrant, and the Warrantholder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Warrantholder (together with the Warrantholder’s Affiliates), would, when aggregated with all other shares of Common Stock beneficially owned by such Warrantholder at such time, beneficially own shares of Common Stock, in excess of the Beneficial Ownership Limitation; provided, however, that such exercise restriction shall not apply to any exercise in connection with, and subject to completion of, (x) a public sale of the shares of Common Stock to be issued upon such exercise, if following consummation of such sale such Warrantholder will not exceed the Beneficial Ownership Limitation, (y) a bona fide third party tender offer for the shares of Common Stock issuable upon exercise or (z) a transaction resulting in a Change of Control (including any merger or consolidation) in which the Common Stock to be

8

issued upon such exercise will be sold for cash or other consideration which is not Capital Stock in the Corporation or the surviving corporation in such transaction. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant and any other warrant then being exercised by the Warrantholder and its Affiliates with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Warrantholder or any of its Affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its Affiliates. To the extent that the limitation contained in this Section 4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholder, and the submission of a Notice of Exercise shall be deemed to be the Warrantholder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation.

5. Valid Issuance of Warrant and Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed two (2) business days after the Exercise Date, or credited to the Warrantholder on book-entry accounts as set forth in Section 3. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Corporation, and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation represents and warrants that this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. The Corporation shall take all such actions as may be necessary on the part of the Corporation or its Subsidiaries to ensure that all such Shares are issued without violation by the Corporation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

6. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last Trading Day preceding the Exercise Date less the Exercise Price for such fractional share.

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7. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the Exercise Date. The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8. Charges, Taxes and Expenses. Issuance of the Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses (other than taxes in respect of any transfer occurring contemporaneously with such issuance) shall be paid by the Corporation.

9. Transfer/Assignment.

(A) Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Corporation.

(B) Notwithstanding the foregoing, prior to the earlier of (i) April [•], 20211 and (ii) the consummation of a Change of Control, without the prior written consent of the Corporation, neither the Warrantholder nor any Permitted Transferee shall sell, assign, transfer, pledge or dispose of all or any portion of this Warrant or any rights hereunder, or any Shares issued upon exercise of this Warrant, to any Person other than a Permitted Transferee; provided that as a condition to any such sale, assignment, transfer, pledge or disposition, the Permitted Transferee agrees to be bound by the terms hereof, and any portion of this Warrant, any rights hereunder or any Shares issued upon exercise of this Warrant so transferred, shall remain subject to the terms of this Warrant (including these transfer restrictions); provided further that if such Warrantholder ceases to be an Affiliate of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Warrant or any rights thereunder or Shares issued to such transferee to such Warrantholder or another Permitted Transferee of such Warrantholder immediately; provided further that no such transfer shall relieve the Warrantholder of its obligations under this Warrant. The Warrantholder shall cause its Permitted Transferees to comply with this Warrant as applicable to it. Any attempted sale, assignment, transfer, pledge or disposition in violation of this Section 9 shall be null and void ab initio.

(C) The Warrantholder understands that, until such time as the Warrant or the Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities

[1]	Note: Insert 1 year anniversary of issue date.

10

Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant or the Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Warrant or the Shares, the Warrant or the Shares (as applicable) shall bear the legend required by such state authority.

10. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of

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Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted in proportion to such increase or decrease in the aggregate number of shares of Common Stock outstanding so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to the date of the applicable event occurring in clauses (i)-(iii) above. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions or a transaction to which Section 13(A) is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than the Exercise Price in effect immediately prior to the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(i) the Exercise Price shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction (1) the numerator of which shall be the sum of (y) the number of shares of Common Stock (or into which convertible securities may be exercised or converted) that would have been issued assuming the additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to the Exercise Price (such amount determined by dividing the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock to be issued (or into which convertible securities may be exercised or converted) by the Exercise Price immediately prior to the date of the agreement on pricing such shares (or such convertible securities)) and (z) the number of shares of Common Stock outstanding on such date and immediately prior to the issuance of additional shares (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (2) the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding on such date (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (z) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or converted); and

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(ii) the number of Shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

For purposes of this Section 13(B), the aggregate consideration receivable by the Corporation in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities, plus (y) the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock plus (z) the Fair Market Value of any consideration that consists all or in part of property other than cash; and “Permitted Transactions” shall include issuances (i) as consideration for or to fund an acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors, (iii) in connection with any broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Corporation or its Affiliates, as long as the proceeds from any such issuance consist entirely of cash and the net proceeds are used by the Corporation to repurchase shares of Series A Convertible Preferred Stock, (iv) pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this sentence and outstanding as of April [•], 2020, or pursuant to issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which the Warrantholder does not participate or a stockholder rights plan, (v) of the Corporation’s Series A Convertible Preferred Stock and the conversion thereof, (vi) pursuant to any other warrants issued in connection with the issuance of the Corporation’s Series A Convertible Preferred Stock and (vii) of securities in a transaction described in Section 13(A) or Section 13(E) or a distribution pursuant to Section 13(C). Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

Upon the expiration or termination of any unexercised or unconverted or unexchanged convertible security which resulted in an adjustment to the Exercise Price or the number of Shares issuable upon the exercise of this Warrant pursuant to the terms of this Section 13(B), the Exercise Price and the number of Shares issuable upon the exercise of this Warrant then in effect shall be readjusted to such Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such convertible security had never been issued.

(C) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 13(A), distributions to which Section 13(B) applies and distributions of rights, warrants or other securities in connection with a stockholder rights plan), in each such case, the Exercise Price in effect prior to such

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record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades regular way on the NYSE without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be

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converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. If and to the extent that the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise of this Warrant shall be specified by the Warrantholder, which specification shall be made by the Warrantholder by the later of (i) ten (10) business days after the Warrantholder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock, and (ii) the last time at which the holders of Common Stock are permitted to make their specifications known to the Corporation; provided, however, that if the Warrantholder fails to make any specification within such time period, the Warrantholder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock that are not affiliated with the Corporation (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such Business Combination, all references to “Shares” herein shall be deemed to refer to the consideration to which the Warrantholder is entitled pursuant to this Section 13(E). The provisions of this clause shall similarly apply to successive Business Combinations.

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-tenth (1/10th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation

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upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Warrantholder at the address appearing in the Corporation’s records.

(I) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would reasonably be expected to result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall give notice to the Warrantholder, in the manner set forth in Section 13(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, but shall not affect any claims or rights resulting from the failure to properly provide such notice pursuant this Warrant. The Corporation will be deemed to have provided the notice required pursuant to this Section 13(I) if the Corporation furnishes or files such information with the Securities and Exchange Commission via the EDGAR (or successor) filing system and such information is publicly available not less than ten (10) days prior to the date so fixed or the taking of such proposed action, as applicable.

(J) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Corporation shall take any action which may be necessary, including obtaining regulatory, NYSE or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(K) Stockholder rights plans. If the Corporation has a stockholder rights plan in effect with respect to the Common Stock at the time all or any portion of this Warrant is exercised, upon issuance of the Shares in respect of such exercise, the holder of such Shares will receive, in addition to the applicable number of Shares, the rights under such rights plan

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relating to such Shares, unless, prior to such exercise, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Exercise Price and number of Shares issuable upon the exercise of this Warrant will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of Common Stock as described in Section 13(C), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock or other property or securities, the Exercise Price and the number of Shares issuable upon the exercise of this Warrant shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 13(B) or Section 13(C), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Exercise Price and the number of Shares issuable upon the exercise of this Warrant then in effect shall be readjusted to such Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if the adjustments made upon the occurrence of the Trigger Event had been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 13(K), no adjustment shall be required to be made to the Exercise Price or the number of Shares issuable upon the exercise of this Warrant with respect to any holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such holder who receives a warrant in such transfer after the time such holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(L) Adjustment Rules.

(i) Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(ii) Except as otherwise provided in this Section 13, the Exercise Price and the number of Shares will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) Notwithstanding anything in this Warrant to the contrary, no adjustment to the Exercise Price or the number of Shares shall be made pursuant to this Section 13 for a transaction (other than for share splits or share combinations pursuant to Section 13(A)):

(1) if the Corporation makes provision for the Warrantholder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate in such transaction, without exercising this Warrant, as if the Warrantholder held a number of shares of Common Stock equal to the number of Shares (without giving effect to any adjustment pursuant to Section 13 on account of such transaction);

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(2) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding on April [●], 2020 (including the Series A Convertible Preferred Stock and the Warrants) or which has otherwise already given rise to an adjustment hereunder at the time such option, warrant, right, or exercisable, exchangeable or convertible security was issued; or

(4) for a change in the par value of the Common Stock.

14. Covenants.

(A) Frustration of Purpose. The Corporation will not, by amendment of its certificate or articles of incorporation, charter, bylaws or other constitutive or organizational documents or through any consolidation, merger, reorganization, distribution or dividend, transfer of assets, dissolution, issue, sale or exchange of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

(B) Reservation of Stock. In accordance with the terms of this Warrant, the Corporation shall cause a number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable upon exercise of this Warrant to be authorized, reserved, and kept available at all times, free and clear of preemptive rights, to allow for full exercise of this Warrant in accordance with the terms hereof.

15. Governing Law; Submission to Jurisdiction. This Warrant, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Warrant or the negotiation, execution or performance of this Warrant (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Warrant), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby

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irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16. Waiver of Jury Trial. THE PARTIES TO THIS WARRANT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WARRANT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS WARRANT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS WARRANT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS WARRANT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS WARRANT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

19. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (A) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (B) on the second (2nd) business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Warrantholder to the Company, or the Company to the Warrantholder, as applicable, to receive such notice.

If to the Corporation, to:

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

Attention: Christopher D. Farrar

Telephone: (818) 532-3700

E-mail: [Redacted]

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with a copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	William B. Brentani
Daniel N. Webb
Phone:	(650) 251-5000
E-mail:	[Redacted]

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Eric M. Swedenburg

Phone: (212) 455-2000

E-mail: [Redacted]

If to the Warrantholder, to:

[Warrantholder]

[Address]

[Address]

Attention:	[●]
Telephone:	[●]
E-mail:	[●]

with a copy to (which copy shall not constitute notice):

[Counsel]

[Address]

[Address]

Attention:	[●]
Phone:	[●]
E-mail:	[●]

20. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

VELOCITY FINANCIAL, INC.

By:
Name:
Title:

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

ANNEX A

[Form of Notice of Exercise]

Date:

TO: Velocity Financial, Inc.

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant[, subject to the satisfaction or waiver of the following conditions]. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

[Conditions Precedent to Exercise:]

Number of Shares of Common Stock:

Aggregate Exercise Price:

Cashless Exercise: ☐ (If checked, the aggregate Exercise Price will be paid by withholding Shares of Common Stock in accordance with Section 3 of the Warrant.)

[WARRANTHOLDER]

By:
Name:
Title:

Annex A

Exhibit D

Purchase Price Allocation

Each Purchaser and the Company agree to allocate the Total Purchase Price among the Purchased Securities as follows for U.S. federal income Tax purposes:

The fair market value of the Purchased Warrants as of the Closing determined in accordance with GAAP will be allocated to the Purchased Warrants and the remainder of the Total Purchase Price will be allocated to the Purchased Preferred Stock.

Schedule 2.04(d)

(1) Amended and Restated Master Purchase Agreement, between Velocity Commercial Capital, LLC and Barclays Bank PLC, dated as of July 13, 2018, as amended.

(2) Master Repurchase Agreement, between Velocity Commercial Capital, LLC and Citibank, N.A., dated May 17, 2013, as amended.